                                                                   Exhibit 10.52


                          HIGH RIDGE PARK ASSOCIATES
                                   LANDLORD

                                      and
                             NewSub Services, Inc.
                                    TENANT

                               Building No. Four
                                High Ridge Park
                             Stamford, Connecticut

                                _______________

                                     LEASE
                                _______________


                            Dated:  August 30, 1995

                               TABLE OF CONTENTS

Article                                                                     Page
  1.  Demised, Premises, Term, Rents....................................       1
  2.  Use...............................................................       2
  3.  Preparation of the Demised Premises...............................       4
  4.  When Demised Premises Ready for Occupancy.........................       4
  5.  Security Deposit..................................................       5
  6.  Adjustments of Rent for Changes in Real Estate Taxes..............       5
  7.  Adjustment of Rent for Changes in Operating Costs.................       7
  8.  Subordination, Attornment, Notice to Lessor and Mortgagees........       9
  9.  Quiet Enjoyment...................................................      10
 10.  Assignment, Mortgaging, Subletting................................      10
 11.  Compliance with Laws and Requirements of Public Authorities.......      10
 12.  Insurance.........................................................      14
 13.  Rules and Regulations.............................................      14
 14.  Alterations and Tenant's Property.................................      16
 15.  Repairs and Maintenance...........................................      16
 16.  Electrical Energy.................................................      18
 17.  Heat, Ventilation and Air Conditioning............................      18
 18.  Landlord's Other Services.........................................      19
 19.  Access, Changes in Building Facilities, Name......................      21
 20.  Shoring, Notice of Accidents, etc.................................      22
 21.  Non-Liability and Indemnification.................................      22
 22.  Destruction or Damage.............................................      23
 23.  Eminent Domain....................................................      23
 24.  Surrender.........................................................      25
 25.  Conditions of Limitation..........................................      25
 26.  Re-entry by Landlord - Default Provisions.........................      26
 27.  Damages...........................................................      26
 28.  Waivers...........................................................      27
 29.  No Other Waivers or Modifications.................................      28
 30.  Curing Tenant's Defaults..........................................      30
 31.  Consents - Broker.................................................      30
 32.  Notices...........................................................      30
 33.  Arbitration.......................................................      30
 34.  Estoppel Certificate, Memorandum..................................      32
 35.  No Other Representations, Construction, Governing Law.............      32
 36.  Parties Bound.....................................................      33
 37.  Certain Definitions and Constructions.............................      33
 38.  Subordination and Miscellaneous...................................      36
 40.  Rider.............................................................      36

Exhibit

A.   Floor Plan(s)
B.   Cleaning Schedule
C.   Rules and Regulations
D.   Work Letter
E.   Electricity Schedule
F.   Site Plan
G.   Limited Guarantee

                                     LEASE

     Lease dated August 30, 1995 between HIGH RIDGE PARK ASSOCIATES, a general partnership, organized under the laws of the State of Connecticut, acting herein by Winter Realty Corp., its general partner, and having its office at One Landmark Square, Stamford, Connecticut 06901 (the "Landlord"), and NewSub Services, Inc. a Connecticut Corporation a having its principal office at 125 Elm Street, New Canaan, CT 06840 (the "Tenant").

                                   ARTICLE 1
                         Demised, Premises, Term, Rents

1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, that certain space in the premises hereinafter described, in the building (referred to herein as the "Building") known as Building No. Four in High Ridge Park in the City of Stamford, Connecticut (the "City"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereto expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02 Landlord and Tenant hereby agree and stipulate that for purposes of this Lease, the space consists of a total of 14,358 rentable square feet on the third
(3rd) floor in the Building which are outlined on the floor plan(s) annexed hereto as "A" and hereby made a part hereof. Said premises constitute and are hereinafter called the "Demised Premises" or "Premises".

1.03 The term of this Lease, for which the Demised Premises are hereby leased, shall commence on a date (the "Commencement Date"), which shall be the earlier of (i) the day on which the Demised Premises are ready for occupancy (as defined in Article 4), or (ii) the day Tenant or anyone claiming under or through Tenant shall take possession of any part of the Demised Premises, for purposes of conducting business, however no later than one hundred (100) days after the Landlord provides the Lease Amendment referred to in Article 40(a) of the Rider to the Lease to the Tenant and shall end at noon of the last day of the calendar month in which occurs the end of a ten (10) year period from the Commencement Date (the "Expiration Date") or shall end on such earlier date upon which the term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Promptly following the Commencement Date, Landlord shall send to Tenant a notice fixing the Commencement Date.

1.04 Tenant shall pay to Landlord without notice or demand and without abatement, deduction or setoff, in lawful money of the United States of America, at the office of the Landlord or at such other place as Landlord may designate, the fixed rent and additional rent reserved under this Lease for each year of the term thereof which payments shall consist of:

       (a)   Fixed rent (the "fixed rent") as follows:

                                       Annual Fixed            Monthly Fixed
                Lease Years             Rent Amount             Rent Amount
              12/6/95-12/6/00
                    1-5                 $287,160.00              $23,930.00
                    6-9                 $301,518.00              $25,126.00
                  9 & 10                $315,876.00              $26,232.00

             payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, and

      (b) Additional rent (the "additional rent") consisting of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent).

      (c) Tenant's first nine months of fixed base rental only shall be waived during the first lease year. Said free rent shall commence as of the Commencement Date of this Lease.

1.05 Tenant shall pay to Landlord as additional rent the real estate taxes attributable to the value of improvements made to the Demised Premises by or on behalf of Tenant in excess of building standard improvements in connection with the construction of the alterations required for Tenants initial occupancy of the Demised Premises. For purposes of this Section, the amount of the per square foot assessment attributable to the excess improvements shall be the amount in excess of average square foot assessment then being used by the tax assessors office for the initial alteration or fit-up, of space within the Building or, if that is not applicable, to fit-up of similar space in a similar building in Stamford, Connecticut. The real estate taxes resulting from such assessment(s) shall be computed separately and billed to Tenant, and shall be payable by Tenant as additional rent within ten (10) days of the rendition of the bill, at each time that real estate taxes are payable by Landlord with respect to the Demised Premises during the term of this Lease.

      If Tenant substantially renovates or alters the Demised Premises or any part thereof after the initial fit-up, Tenant shall pay Landlord the real estate taxes attributable to the increased assessment resulting from such renovation or alteration, in excess of the then assessment for building standard. The real estate taxes resulting from such excess assessment shall be computed separately and billed to Tenant and shall be payable by Tenant as additional rent within ten (10) days of the rendition of a bill at each time that real estate taxes are payable by Landlord with respect to the Demised Premises during the term of the Lease.

1.06 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable. If the Commencement Date shall occur on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated for the period from the Commencement Date to the last day of the calendar month and shall be due and payable on the Commencement Date. Notwithstanding the provisions of the next preceding sentence or of Section 4.01(a), Tenant shall pay the first full calendar monthly installment of fixed rent on the execution of this Lease. If Tenant shall fail to pay within ten (10) days after the same is due any fixed rent or additional rent, such unpaid amounts shall bear interest at the annual rate equal to two percentage points (2%) above the Prime Rate of Citibank, N.A., New York, New York.

                                   ARTICLE 2
                                      Use

2.01 Tenant shall use and occupy the Demised Premises for executive offices, sales offices and/or general offices for the conduct of any lawful and reputable business not prohibited by Section 2.02, or any rule or regulation of governmental authority, and for no other purposes.

2.02 The use of the Demised Premises for the purposes specified in this Article shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for:

       (a) sale of, or traffic in, any spirituous liquors, wines, ale or beer kept in the Demised Premises;

       (b) sale to the public at retail of any other products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except as may be specifically agreed to by Landlord in writing;

       (c) manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing or printing equipment, electronic data processing equipment and other business machines for Tenant's own requirements at the Demised Premises; provided only that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Demised Premises;

       (d) the rendition of medical, dental or other diagnostic or therapeutic services;

       (e)  the conduct of a public auction of any kind;

       (f) a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items. The preparation, and consumption of food and beverages in the manner which is customary in offices shall be permitted.

2.03 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, (ii) violate any laws or requirements of public authorities, (iii) make void or voidable any fire or liability insurance policy then in force with respect to the Building, (iv) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate, (v) cause, or in Landlord's opinion (based on reasonable and objective factors) be likely to cause, physical damage to the Building or any part thereof, (vi) constitute a public or private nuisance, (vii) impair in the opinion (based on reasonable and objective factors) of the Landlord the appearance, character or reputation of the Building, (vii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants, (ix) materially impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or materially impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, occasion of discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, or (x) cause Tenant to default in any of its other obligations under this Lease. The provisions of this Section, and application thereof, shall not be deemed to be limited in any way to or by the provisions of the following Sections of this Article or any of the Rules and Regulations referred to in Article 13 or Exhibit "C" attached hereto, except as may therein be expressly otherwise provided.

2.04 If any government license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof and if failure to secure such license or permit would in any materially adverse way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder.

2.05 Tenant shall not at any time use or occupy or suffer or permit anyone to use or occupy the Demised Premises, or to permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

2.06 Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Landlord reserves the right to prescribe the weight and position of all safes and vaults, which must be placed by Tenant, at Tenant's expense. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

                                   ARTICLE 3
                      Preparation of the Demised Premises

3.01 Prior to the Commencement Date, Tenant's contractor will substantially perform all the work in the Demised Premises as set forth in the attached Exhibit "D" (the "Work Letter") (Plans and Specifications) (as hereinafter defined), upon the terms and conditions specified in the Work Letter.

3.02 Should the Landlord agree to do the work in the Demised Premises such work shall not require it to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortage of materials and supplies and for any other causes or events beyond Landlord's reasonable control.

3.03 Landlord shall afford Tenant and its employees, agents and contractors access to the Demised Premises, at reasonable times prior to the Commencement Date and at Tenant's sole risk and expense, for the purposes of performing construction work, furnishing the Premises and making preparations for Tenant's occupancy. Access for such purposes shall not be deemed to constitute possession or occupancy accelerating the Commencement Date or Tenant's obligation to pay fixed rent under this Lease.

3.04 If Tenant employs or uses any contractor or subcontractor other than Landlord in the performance of any work in connection with Tenant's initial occupancy, all of Tenant's duties and obligations set forth in Sections 14.05 and 14.06 (relating to Tenant's duties and obligations in making alterations) shall be applicable to and binding upon Tenant with respect to any such work.

                                   ARTICLE 4
                   When Demised Premises Ready for Occupancy

4.01 The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met or one hundred (100) days after Landlord provides the Lease Amendment referred to in Article 40 of the Rider to the Lease to the Tenant, whichever occurs first:

       (a) A Certificate of Occupancy (temporary or final or a permission to occupy) has been issued not inconsistent with Tenant's use of the Demised Premises as permitted under Section 2.01 hereof.

       (b) The Work described in the Work Letter (Plans and Specifications) to be performed by the Tenant's contractor has been substantially completed.

       (c) Adequate means of access have been provided, and the use, without material interference, of the facilities necessary to Tenant's occupancy of the Demised Premises, including corridors, elevators and stairways and heating, ventilating, air conditioning, sanitary, water, and electrical lighting and power facilities, are available to Tenant.

4.02 If the occurrence of any of the conditions listed in Section 4.01, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to any unreasonable act or omission of Tenant or any of its employees, agents or contractors, including but not limited to failure by Tenant to act promptly when any consent or approval may be requested by Landlord, or to plan or execute work to be performed by Tenant diligently and expeditiously, the Demised Premises shall be deemed ready for occupancy on the date when it would have been ready but for any such delay.

4.03   The Commencement Date of this Lease is scheduled to occur one hundred
(100) days after Landlord provides the Lease Amendment referred to in Article 40a to the Tenant and Tenant's contractor shall attempt to have the Demised Premises ready for Tenant's occupancy on or before such date. If the Demised Premises are not ready for Tenants occupancy on or before said date, this Lease shall remain in full force and effect and the Commencement Date shall occur as scheduled above.

4.04 If the whole of the Demised Premises shall not be ready for occupancy at approximately the same time, Tenant may, with the written consent of Landlord, take possession of any part or parts of the Demised Premises for its use and occupancy before the Commencement Date, provided that a temporary or permanent Certificate of Occupancy shall have been obtained for the part or parts of the Demised Premises in respect of which Tenant desires to take possession. Tenant shall be deemed to have taken possession of a part of the Demised Premises for use and occupancy (herein called "actual possession") when any personnel of Tenant or anyone claiming under or through Tenant shall first occupy such part for the conduct of business. Tenant's actual possession of any part of the Demised Premises prior to the Commencement Date shall be subject to all of the obligations of this Lease, including the payment of fixed and additional rent, which payment shall be reasonably apportioned.

                                   ARTICLE 5
                                Security Deposit

5.01 Upon execution of this Lease, Michael Loeb shall sign a Limited Guarantee in the form attached hereto as Exhibit G. Landlord shall have the right to assign its rights under the Limited Guarantee to the purchaser of Landlord's interest in the Building. At the end of the fifth year of this Lease, said Guarantee shall be released by Landlord if Tenant delivers to Landlord a security deposit in the amount of $75,000.00. Michael Loeb shall provide to Landlord a certified statement of his assets, liabilities and net worth as of August 1995. Thereafter, as long as the Guarantee is in effect, upon Landlord's request (not more than once each year) Michael Loeb shall provide an updated financial statement as described above.

5.02 In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, at its option, may appropriate and apply the entire Security Deposit or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions and promptly pay all of the rent herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the Security Deposit shall be returned in fun to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease.

5.03 Landlord may deliver the Limited Guarantee or the Security Deposit to the purchaser of Landlord's interest in the Building in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit.

                                   ARTICLE 6
              Adjustments of Rent for Changes in Real Estate Taxes

6.01   (a)  The term "Tax Base Year" shall mean the tax fiscal year of July 1,
            1995 to June 30, 1996.

       (b) The term "Appurtenant Land" or "land" shall mean a 5.846 acre site, as shown in Exhibit "F", occupied by the Building and its parking area (sometimes Collectively referred to as the "Improvements").

       (c) The term "Common Areas" shall mean 3.61 acres of land as shown on Exhibit "F", occupied by the roadway and central pond, which portion of land is used by all tenants of High Ridge Park.

       (d) The term "Real Estate Taxes" shall mean 100% of all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building, Improvements, Appurtenant Land and 12.25% of all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Common Areas, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Building, Improvements, and Common Areas, to the extent that same shall be in lieu of or in addition to all or a portion of any of the aforesaid taxes or assessments upon or against the Building and Common Areas. The term "Real Estate Taxes" shall not mean any interest or penalties which may become due by reason of the failure to pay any such taxes when due and payable; or any municipal, state or federal income, estate, inheritance, transfer, corporate or franchise taxes assessed against Landlord unless and to the extent that same is assessed in lieu of part or all of real estate taxes as presently constituted and are computed as if Landlord owned no other property. Landlord represents that said 12.25% represents the ratio of the rentable area of Building Four compared to the rentable area of High Ridge Park.

       (e) The term "Tenant's Proportionate Share" shall be 23.53% of all Real Estate Taxes as described in the above paragraph (d). Landlord represents that the Building contains 61,000 rentable square feet.

       (f) The phrase "Real Estate Taxes payable by Landlord" shall not include Real Estate Taxes for which Landlord is reimbursed by Tenant under
            Section 1.05 or by other tenants of the Building under similar provisions of their leases.

6.02   (a)  In addition to the annual fixed rent, Tenant agrees to pay as additional rent an amount equal to Tenant's Proportionate Share of the excess of Real Estate Taxes payable by Landlord for each tax fiscal year of the City which is subsequent to the Tax Base Year over the Real Estate Taxes payable by Landlord for the Tax Base Year.

       (b) Tenant's obligation to pay additional rent under (a) above, shall commence on the July 1st or January 1st (whichever comes first) after the end of Tax Base Year; and Tenant shall pay additional rent, with respect to each fiscal year subsequent to the Tax Base Year, in two equal installments, on such July 1/st/ or January 1/st/ (as the case may be) and each subsequent July 1/st/ and January 1/st/ during the balance of the term of this Lease.

       (c) Within thirty (30) days after the Expiration Date, Landlord shall pay to Tenant an amount equal to the portion, if any, of such additional rent which is attributable to the period subsequent to the Expiration Date.

       (d) The times for the payment of taxes, July 1/st/ and January 1/st/, are based on the present time for the payment of real estate taxes in the City. If the City or other governmental authority changes the dates for the payment of Real Estate Taxes then said changed dates shall be sequentially substituted for the July 1 and January 1 dates contained herein.

       (e) In the event that, after a statement has been sent to Tenant, an assessment or valuation which had been utilized in computing the Real Estate Taxes for a tax fiscal year is reduced (as a result of settlement, final determination or legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Real Estate Taxes for such tax fiscal year (taking into account the expenses mentioned in the last sentence of this subparagraph (e) and setting forth Tenant's proportionate share of such refund. Tenant shall be entitled to receive such share by way of a credit against the Additional Rent next becoming due after the sending of such statement; provided, however, that Tenant's Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Additional Rent for such tax fiscal year on the basis of the assessed valuation before it had been reduced. All expenses, including attorneys' and appraisers' fees and disbursements, expenses and other witnesses' fees, incurred in contesting the validity or amount of any Real Estate Taxes or in obtaining a refund shall be considered as part of the Real Estate Taxes for such year.

       (f) In the event that any time during a tax fiscal year after the Tax Base Year the assessment or valuation which had been utilized in computing the Real Estate Taxes for the Tax Base Year is reduced (as a result of settlement, final determination or legal proceedings or otherwise), then and in such event: (i) the Taxes for the Tax Base Year shall be reduced to the lower amount based on said reduced valuation (the "Updated Tax Base Year"); and (ii) Tenant shall pay as additional rent its Proportionate Share of the amount by which the Taxes for each succeeding tax fiscal year, exceeds the taxes for the Updated Tax Base Year. Landlord shall promptly send to Tenant a statement setting forth the basis for the Updated Tax Base Year and all adjustments and additional rent payments.

6.03 Landlord shall furnish to Tenant a copy of the Assessor's report or reports showing the assessment for the Building and the Common Areas and the report or reports showing the increased assessment therefor and all applicable tax bills, or such other evidence coming from the Assessor's and/or Tax Collectors office which show the assessments and tax involved or some other reasonable documentation of the same.

6.04 Any dispute between Landlord and Tenant arising out of an adjustment provided for in this Article shall be submitted to Arbitration pursuant to
Article 33 of this Lease. Pending the determination of such dispute, Tenant shall pay the amount specified in the statement without prejudice to Tenant's position and subject to refund by Landlord if the dispute shall be determined in Tenant's favor.

                                   ARTICLE 7
               Adjustment of Rent for Changes in Operating Costs

7.01   (a)  In the event that the Operating Costs for an Operating Year shall exceed the Operating Costs for the Base Year, Landlord shall adopt an Adjustment Date in the succeeding Operating Year, and within ten
            (10) days of the Adjustment Date, and Tenant shall pay to Landlord an amount equal to the Tenant's Proportionate Share of such excess (without setoff or deduction of any kind and additional rent), less the amount of additional rent, if any, which Tenant paid to Landlord, as additional rent under subparagraph (b) below, during the Operating Year in question.

       (b) Tenant shall also pay to Landlord, as additional rent (in equal monthly installments) in each projected Operating Year, retroactive to the first month of such year, a sum equal to one twelfth of Tenant's Proportionate Share of the amount by which Landlord's reasonable estimate of the Operating Costs for the current Operating Year exceeds the Operating Costs for the Base Year.

       (c)  If the amount paid by Tenant during an operating year pursuant to
            (b) above is greater than Tenant's Proportionate Share of the actual operating expenses for said year, then the payment shall be credited to Tenant against the next due payment of additional rent after the Adjustment Date.

7.02 For the purposes of this Article, the following terms shall have the following meanings:

       (a) The term "Base Year" shall mean the period from January 1, 1996 to December 31, 1996.

       (b) The term "Operating Year" shall mean successive twelve month periods commencing January 1, 1997.

       (c) The term "Adjustment Date" shall be a date adopted by the Landlord subsequent to each Operating Year.

       (d) The term "Tenant's Proportionate Share" shall be 23.53%. "Building Four's Share" of the Common Area of the Park shall be 12.25%.

       (e) The term "Operating Costs" shall mean 100% of all expenses paid or incurred by Landlord for the operation, maintenance, servicing and management of the Building and Appurtenant Land plus 12.25% of all of the expenses paid or incurred by Landlord for the operation, maintenance, servicing and management of the Common Areas, and shall include, without limitation, the following: (i) wages and salaries paid by Landlord, including all fringe benefits and taxes related thereto, of employees directly engaged in cleaning, maintenance and repair of the Building, Building equipment, Appurtenant Land and Common Areas, and performing the functions of garbage and snow removal, landscaping and security, including a customary managing agent's fee, or cost to Landlord of an independent contractor performing any such services;
          (ii) any and all supplies and materials utilized by Landlord or independent contractors of Landlord in the performance of the items set forth in subparagraph (i) immediately preceding; (iii) the cost of supplying utilities to the Building, Appurtenant Land and Common Areas; (iv) insurance premiums paid by Landlord with respect to the Building, Appurtenant Land and Common Areas; (v) expenditures of not more than $75,000 per year incurred by Landlord after substantial completion of the Building for any equipment, device or capital improvement which is required by any law, statute or regulation or a requirement of the insurance carrier or which is designed as a labor-saving measure or designed to effect other economies or efficiencies in the operation or maintenance of the Demised Premises, Common Areas or the Building Equipment (provided that the amount expended is not disproportionate to the savings realized as a result thereof), in which case only the annual amortization (on a straight line basis over a depreciable life in accordance with generally accepted accounting principles consistently applied, with interest calculated at an annual rate of one (1) percentage point above the prime rate at the time of Landlord's having made such expenditure) of such expenses shall be included in Operating Costs; and (vi) legal and accounting fees and disbursements, and any other expense or charge of any nature whatsoever which, in accordance with generally accepted accounting principles with respect to the operation of a first-class office building, would be construed as an operating expense, excluding, however, real property taxes, depreciation, interest on and amortization of debt, and any items otherwise properly constituting such an operating expense to the extent payment therefor is received from or payable by tenants for services rendered or performed directly for the account of such tenants or for which a tenant pays directly under an electricity schedule.

     (f) In the event that the Building is less than 90% occupied at any time during the Base Year or any Operating Year, the Operating Costs for such year shall be those which, with equitable adjustment, would have been paid or incurred by Landlord for the operation of the Building and Common Areas if the Building had been ninety percent occupied throughout the whole of such year.

7.03 Notwithstanding anything to the contrary contained herein, the following items shall not be included in Operating Costs: (a) wages or benefits for any partner of the Landlord or any employee of the Landlord above the level of Building Manager; (b) expenses for alterations or improvements to any portion of the building to prepare space for occupancy by a new or renewal tenant; (c) brokerage commissions or fees; (d) expenses in connection with obtaining loans;
(e) advertising expenses and other expenses in connection with obtaining new or renewal tenants; (f) expenses in connection with litigation; and (g) other expenses to the extent that the amount paid by Landlord for goods or services materially exceeds the fair market value of said goods or services.

7.04 Landlord shall advise Tenant by written notice stated to be accurate by Landlord or its agent of increased Operating Costs for any Operating Year. The statement shall show the amount of Tenant's Proportionate Share of such increase and shall establish the Adjustment Date and the manner in which the adjustment is computed.

7.05 Tenant shall have the right to require the production of Landlord's books and records which relate to the items of operating costs and the right within thirty (30) days after reviewing said books and records, to deliver notice of disagreement with respect to any item of Operating Costs. If Tenant fails to deliver such notice within said thirty (30) day period, then Landlord's determination of Operating costs shall be deemed conclusive and binding.

7.06 Any dispute between Landlord and Tenant arising out of an adjustment provided for in this Article shall be submitted to arbitration pursuant to
Article 33 of this Lease.  Pending the determination of such dispute,

Tenant shall pay the amount specified in the statement, without prejudice to Tenant's position and subject to refund by Landlord if the dispute shall be determined in Tenant's favor.

                                   ARTICLE 8
          Subordination, Attornment, Notice to Lessor and Mortgagees

8.01 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, over-riding leases and underlying leases and/or grants of term of the land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing and to all mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders, consolidations and correlations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver an instrument, in recordable form, if required, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints
Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages to which this Lease is at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is hereinafter sometimes called a "lessor".

8.02 Landlord hereby notifies Tenant that in accordance with the terms of a superior mortgage, this Lease may not be modified or amended so to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the Landlord hereunder, or be cancelled or surrendered without the prior written consent of the holder of the superior mortgage in each instance, except that said holder's consent shall not be required to the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

8.03 This Lease shall not terminate or be terminable by Tenant by reason of any termination of the ground lease, by summary proceedings, foreclosure of a superior mortgage, or otherwise. Tenant agrees without further instruments of attornment in each case, to attorn to the lessor under the ground lease, or the mortgagee under the superior mortgage, as the case may be, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event the ground lease is terminated or a superior mortgage is foreclosed, and that unless and until the lessor, or mortgagee, as the case may be, shall elect to terminate this Lease, this Lease shall not be affected in any way whatsoever by any such proceeding or termination, and Tenant shall take no steps to terminate this Lease without giving written notice to the lessor under the ground lease, or mortgagee under a superior mortgage, and a reasonable opportunity to cure (without such lessor or mortgagee being obligated to cure), any default on the part of the Landlord under this Lease. Prior to the Commencement Date of the Lease, Landlord shall use its best efforts to deliver to Tenant (at Tenant's sole cost and expense) a standard "Nondisturbance Agreement", signed by the holder of any superior mortgage or superior lease presently in effect, by which the mortgagor or lessor agrees that Tenant shall not be disturbed in its possession of the Premises after a default by Landlord under the mortgage or lease; unless Tenant is in default under the terms of this Lease. In the event Landlord enters into any superior mortgage or superior lease during the term of this Lease, Landlord shall use its best efforts to obtain and deliver to Tenant a similar Nondisturbance Agreement signed by the mortgagee or lessor.

                                   ARTICLE 9
                                Quiet Enjoyment

9.01 Landlord covenants that if, and so long as, Tenant pays all of the fixed and additional rent due hereunder, and keeps and performs each and every covenant agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease. Notwithstanding the foregoing, Tenant shall not be deemed in default hereunder unless Tenant's failure to perform or comply with the terms of this Lease continues beyond the expiration of any notice and/or cure period provided for herein.

                                   ARTICLE 10
                       Assignment, Mortgaging, Subletting

10.01 Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, nor shall be sublet to be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.

10.02 If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof is sublet or is used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the sub-tenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 10.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through sub-tenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

10.03 Tenant, upon written notice to Landlord, but without Landlords written consent, may permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein called "related corporations") to use the whole or part of the Demised Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such use shall not be deemed to vest in any such related corporation any right or interest in this Lease or in the Demised Premises, unless Tenant assigns this Lease or sublets all or part of the Premises to the related corporation with Landlord's consent pursuant to 10.04, nor shall such use release, relieve, discharge or modify any of Tenant's obligations hereunder.

10.04 Tenant, upon Landlord's prior written consent, which shall be granted unless Landlord has a reasonable and good faith objection to the character and net worth of the assignee or subtenant, may assign or transfer its entire interest in the Lease and the leasehold estate hereby created or sublet the whole or part of the Demised Premises on one or more occasions to a "wholly owned subsidiary" or "affiliate" of Tenant or to a "successor corporation" of Tenant, as such terms are hereinafter defined, provided that Tenant shall not be in default in any of the terms, covenants, conditions and agreements of this Lease, including but not limited to the payment of the fixed rent or additional rent payable by Tenant hereunder. A "wholly owned subsidiary" of Tenant shall mean any business entity all, or substantially all of whose outstanding voting stock, partnership interests or membership interests shall at the time be owned, directly or indirectly by Tenant or by one or more of its wholly owned subsidiaries. An "affiliate" of Tenant shall mean any business entity which directly or indirectly controls or is controlled by or is under common control with Tenant. For purposes of this definition, "control" (including "controlling," "controlled by" and "under common control with") as used with respect to any corporation, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, or by contract or otherwise. A "successor corporation" as used in this Article, shall mean (i) a business entity into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of business entities, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or consolidation, or (ii) a corporation acquiring this Lease and the term hereby demised, the good will and all or substantially all of the other property and assets of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (iii) any successor to a successor corporation becoming such by either of the methods described in Clauses (i) and
(ii). The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger of such corporation into Tenant for the purpose of this Article.

10.05 If Tenant is a corporation or partnership, and if at any time during the term of this Lease the person or persons who, as of the date this Lease is executed by Tenant, own or owns a majority of such corporation's voting stock (as hereinafter defined) or the general partner's interest in such partnership, as the case may be, cease or ceases to own a majority of such a voting stock or general partner's interest, as the case may be, then the occurrence of any such event shall be deemed to be an assignment of this Lease with respect to which the Landlord's prior written consent shall be required, except, however, that this provision shall not be applicable to any corporation, all the outstanding voting stock of which is listed on a National Securities Exchange. For the purpose of this Section, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, and the term "voting stock" shall refer to share of stock regularly entitled to vote for the election of directors of the corporation.

10.06 Notwithstanding anything contained in Sections 10.01 and 10.02 hereof but subject to the right of Tenant under Sections 10.03 and 10.04 hereof, in the event that at any time or from time to time prior to or during the term of this Lease Tenant desires to sublet all or any part of the Demised Premises, Tenant
(a) shall notify Landlord in writing of the term of the proposed subletting and the area so proposed to be sublet, (b) shall be deemed to have granted Landlord the option to sublet from Tenant such space so proposed to be sublet upon the covenants, agreements, terms, provisions and conditions hereinafter set forth, or if the proposed term of the sublet is the entire remaining term of this Lease, then Tenant shall be deemed to have offered Landlord the right to "Recapture" (as hereinafter defined) the space in question. As used herein, "Recapture" shall mean the amendment of this Lease so as to eliminate the space in question from the Demised Premises and pro rata (based on the ratio of the rentable area of the space in question (the "Recapture Space") to the rentable area of the Demised Premises) reduction of Tenant's fixed rent and additional rent obligations hereunder, and release of all other obligations of Tenant hereunder with respect to the Recapture Space (c) shall not offer such space for subletting to anyone other than Landlord until thirty (30) days have elapsed after the receipt of such notice by Landlord. Such option on the part of Landlord to sublet from Tenant such space so proposed to be sublet shall be exercisable by Landlord in writing during such 30 day period referred to in clause (c) of the next preceding sentence. If Landlord fails to exercise such option within said thirty (30) days and Tenant fails to complete a sublease or assignment with a third party (as hereinafter provided within one hundred twenty
(120) days thereafter), Tenant shall again comply with all the conditions of this Section, as if the notice and option herein above referred to had not been given and received.

       In the event Landlord exercises Landlord's option to sublet such space, such sublease by Tenant to Landlord shall be at an annual fixed rent equal to the fixed rent and additional rent as provided in this Lease for the entire Demised Premises or equal to an equitable apportionment of such fixed and additional rent if such sublease shall be in respect of less than the whole of the Demised Premises, and shall be for the same term as that of the proposed subletting, and it is hereby expressly agreed that:

       (a) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are not relevant or applicable, and except as otherwise expressly set forth to the contrary in this Section.

       (b) Such sublease to Landlord shall give Landlord the unqualified and unrestricted right without Tenant's permission, to assign such sublease or any interest therein and/or sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

       (c) Such sublease to Landlord shall provide that any assignee or subtenant of the Landlord may, at the election of the Landlord, be permitted to make alterations, decorations and installments in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations therein made by any assignee or subtenant for the Landlord may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant at its expense, shall repair any damage and injury to such space or sublet caused by such removal; and

       (d) Such sublease to Landlord shall also provide that the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties. Tenant covenants and agrees (i) that any such assignment or subletting by the subtenant may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (ii) that Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord, and (iii) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

       (e) In the event Landlord elects to Recapture the offered space, then Landlord and Tenant shall execute an amendment to this Lease in accordance with the definition of Recapture set forth above.

10.07 In the event Landlord does not exercise its option to Recapture such space, Landlord covenants not to unreasonably withhold its consent which must be in writing, to a subletting or assignment provided, however, that Landlord shall not, in any event, be obligated to consent to any such proposed subletting unless:

       (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee a counterpart of the proposed subleasing or assignment agreement and satisfactory information with respect to the nature and character of the business of the proposed subtenant or assignee together with current financial information and references reasonably satisfactory to Landlord;

       (b) In the reasonable judgment of Landlord the proposed subtenant or assignee is of a character and engaged in a business such as are in keeping with the standards of Landlord in those respects for the Building, and

       (c) The purposes for which the proposed subtenant or assignee intends to use the portion of the Demised Premises sublet to it are uses expressly permitted by and not expressly prohibited by this Lease; and

       (d) Tenant shall not have (i) advertised or publicized in any way the availability of all or part of the Demised Premises without prior notice to and approval by Landlord which approval shall not be unreasonably withheld or delayed, (ii) listed or publicly advertised the rental rate less than the fixed rent and additional rent (pursuant to Articles 6 and 7) then payable hereunder for such space without Landlord's consent (which consent shall not unreasonably be withheld or delayed). The provisions of this subsection, however, shall not, be deemed to prohibit Tenant from negotiating a sublease at a lesser rate of rent and consummating the same insofar as it may be permitted under the provisions of this Article; and

       (e) Tenant shall pay to Landlord immediately upon receipt thereof a sum equal to the amount of (i) one half of all fixed rent and additional rent and any other consideration paid to Tenant by any subtenant which is in excess of the fixed rent and additional rent then being paid by Tenant to Landlord pursuant to the terms hereof and (ii) one half any other profit or gain realized by Tenant from any such subletting, if only a part of the Demised Premises is sublet, then the fixed rent and additional rent paid therefor by Tenant to Landlord shall be deemed to be the fraction thereof that the area of the sublet space bears to the entire Demised Premises. In calculating such excess consideration, profit or gain, the following item shall be deducted to the extent paid by Tenant; advertising and marketing expenses, brokerage commissions or fees, attorney's fees, fit-up expenses and other expenses incurred in connection with subletting space or assigning this Lease.

       (f) In the case of a subletting of a portion of the Demised Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes.

       Except for any subletting by Tenant to Landlord pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant covenants and agrees that notwithstanding any such subletting to and subtenant (other than the Landlord) and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant. Tenant further covenants and agrees that notwithstanding any such subletting no other and further subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with and subject to the provisions of this Article.

10.08 With respect to each and every sublease, subletting or assignment authorized by the provisions of this Article:

       (a) No subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease, and that part, if any, of the proposed term of any sublease or any renewal or extension thereof which shall extend beyond a date one day prior to the Expiration Date or the earlier termination of the term of this Lease, is hereby deemed to be a nullity.

       (b) Upon the execution of any such sublease or assignment as may be authorized by this Article, Tenant shall promptly deliver to Landlord a copy of each such sublease or assignment, as the case may be.

                                  ARTICLE 11
          Compliance with Laws and Requirements of Public Authorities

11.01 Tenant shall promptly notify Landlord of any written notice it receives of the violation of any law or requirements of any Federal, State, Municipal or other public authority. Except as otherwise set forth in this Lease, and at its expense Tenant shall comply with all laws and requirements of such public authorities which shall, with respect to the Building or the Demised Premises or the use and occupation thereof or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) breach of any of Tenant's obligations hereunder.

                                  ARTICLE 12
                                   Insurance

12.01 Tenant shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting increased amount of premium as provided in Section 12.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord.

12.02 If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be additional rent and collectible as such.

12.03 In the event that any dispute should arise between Tenant and Landlord concerning rates, a schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by a Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

12.04 Tenant shall obtain and keep in full force and effect during the term of this Lease at its own cost and expense comprehensive General Public Liability Insurance on an occurrence basis with minimum limits of liability in an amount of not less than $2,000,000.00 for bodily injury or death including personal injury, and with respect to damage to property, water damage and sprinkler leakage including legal liability arising out of any one occurrence, which insurance shall contain contractual liability insurance covering the matters set forth in Article 21.

12.05 All policies of insurance to be obtained and furnished by Tenant hereunder shall be issued and carried in the name of Landlord and Tenant, as their respective interests may appear, together with such other party or parties as may be designated by Landlord, as their interests may appear. All such policies of insurance shall be issued by a financially responsible company or companies, authorized to issue such policy or policies, and licensed to do business in the State of Connecticut, which shall be reasonably satisfactory to Landlord, and shall contain endorsements providing as follows: (a) that any such insurance shall not be subject to cancellation, termination, reduction or change, except with 30 days' prior written notice sent by registered mail to Landlord by the insurance company, and (b) that Landlord shall not be liable for any damage by fire or other casualty covered by such insurance, regardless of the cause, it being understood that Tenant shall look solely to its insurer or insurers for reimbursement. Landlord and Tenant waive their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers from its insurance carrier. Any insurance policy procured by Tenant which does not name the Landlord as an additional insured shall contain an express waiver of any right of subrogation by the insurance company against Landlord. All public liability and Property damage polices shall contain an endorsement that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss or damage occasioned to it, its servants, agents and employees. The original policy or policies together with satisfactory evidence of payment of the premium thereof, shall be delivered to Landlord on or before the commencement of any Work under this Lease, and upon renewals of such policies, not less than 30 days prior to the expiration of the term of any such coverage. The minimum limits of any insurance coverage required herein to be carried by Tenant shall not limit Tenant's liability under
Article 21 hereof.

12.06 In the event that Tenant at any time or times shall fail to obtain or maintain in full force and effect any or all of the insurance polices and coverage required of it hereunder, or should Tenant violate any of the provisions of Section 12.05 herein, Landlord, at its election after ten (10) days written notice to Tenant, and as agent for

Tenant, may obtain such insurance or coverage, or additional insurance or coverage as the case may be, pay the premiums thereon or take such other steps as may be necessary to meet the requirements of this Article and thereafter, upon demand, obtain reimbursement of the costs so expended from Tenant. The failure of Landlord to obtain evidence of the required insurance coverage shall not relieve Tenant of its obligations under this Article.

12.07 Throughout the Lease term, Landlord shall keep the Building (including the Demised Premises, Building Systems and fixtures), but excluding Tenant's property, insured for the full replacement value (without deducting depreciation) thereof against loss or damage by perils customarily included under standard "all risk" policies for similar types of commercial buildings located in Fairfield County. Landlord shall also maintain comprehensive public liability insurance on an occurrence basis to cover its operations of the Demised Premises and Common Areas against loss for bodily injury and property damage in amounts and on such terms currently included for similar types of buildings located in Fairfield County.

                                   ARTICLE 13
                             Rules and Regulations

13.01 Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations set forth in the attached Exhibit "C" (the "Rules and Regulations"), and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not have a materially adverse effect on the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations enacted subsequent to the date of this Lease the provisions of this Lease shall control.

13.02 Notwithstanding anything to the contrary in any of the Rules and Regulations set forth in Exhibit "C":

       (a) Tenant may bring into and keep in the Demised Premises such small quantities of inflammable or combustible objects or materials as are permitted by local law and as are incidental to the use of the Demised Premises for the purposes permitted by Article 2, but this shall not be deemed to relieve Tenant of responsibility to comply with all other obligations of this Lease that may be applicable to or result from the introduction or maintenance of such objects or materials in the Demised Premises, including but not limited to compliance with the provisions of Sections 12.01 and 12.02.

       (b) Subject to the provisions of Paragraph 2.02(c), Landlord shall not unreasonably withhold its consent to the installation, maintenance and operations by Tenant in the Demised Premises of data processing machines, office duplicating machines, teletypewriter machines and other business machines and machinery customarily used in offices in the ordinary course of business, provided, however, that Tenant shall comply with all other obligations of this Lease that may be applicable to or result from such installation, maintenance or operation.

       (c) Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations.

       (d) Whenever Landlord shall claim, by written notice to Tenant, that Tenant is violating any of the provisions of the Rules and Regulations, and Tenant shall in good faith dispute such claim by written notice given to Landlord within ten (10) days after service of Landlord's notice of the violation, the dispute shall be determined by arbitration pursuant to Article 33.

       (e) Tenant shall utilize only security and cleaning services approved in writing by Landlord, which shall not be unreasonably withheld or delayed.

                                  ARTICLE 14
                       Alterations and Tenant's Property

14.01 Tenant shall not make any alterations, decorations, installations, additions, or improvements in or to the Demised Premises without Landlord's prior written consent, which consent Landlord agrees shall not be unreasonably withheld or delayed.

14.02 All work done by or on behalf of Tenant ("Tenant work") shall be done at Tenant's sole expense and shall be done only by Landlord's contractors, or those contractors approved by the Landlord, which approval shall not be unreasonably withheld or delayed.

14.03 All alterations, decorations, installations, additions or improvements upon the Demised Premises made by any party shall at the expiration of the term hereof become the property of the Landlord and be surrendered with the Demised Premises as part thereof at the end of the term. Tenant's special chandeliers, business and trade fixtures, machinery and equipment whether or not attached to the Demised Premises, which are installed by or for the account of Tenant, and can be removed without permanent structural damage to the Demised Premises or the Building, and all furniture, furnishings and other articles of movable personal property shall be and shall remain Tenant's property and may be removed by it prior to the expiration date of this Lease; provided, however, that if any of Tenant's property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant and shall not be considered Tenant's property.

14.04 At or before the Expiration Date, or the date of any earlier termination of this Lease, Tenant at its expense, shall remove from the Demised Premises all of Tenant's property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall repair any damage to the Demised Premises or the Building resulting from such removal. Any other items of Tenant's property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of without accountability, in such manner as Landlord may see fit at Tenant's expense.

14.05 All Tenant's work, at all times, shall comply with laws, orders and regulations of governmental authorities having jurisdiction thereof and all rules and regulations of Landlord. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's work and for final approval thereof upon completion, and shall cause Tenant's work to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Tenant's work shall be performed in such a manner as not to interfere with the occupancy of any other tenant in the Building, nor delay or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenants work, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, of which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's work and, on request, at reasonable intervals thereafter during the continuance of Tenant's work. No Tenant's work shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's property, unless Landlords prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced at Tenant's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixture, equipment or other property shall thereupon become the property of Landlord), unless Landlord shall otherwise expressly consent in writing.

14.06 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's work which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's work, repairs or installation, including but not limited to the liens of any conditional sale of, or chattel mortgages upon, any materials, fixtures, or articles installed in and constituting part of Demised Premises and against all costs, attorney's fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon.

Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within twenty (20) business days of the filing of such lien against the Demised Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord, in connection therewith, together with interest thereon at the rate of one percent per month or portion thereof from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand. If Tenant makes any such payment it shall not be entitled to any set-off against rent due hereunder. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, use any contractors, labor or materials in the Demised Premises, if the use of such contractors, labor or materials would, in the Landlord's reasonable judgment, create any difficulty with other contractors or labor engaged by Tenant or Landlord or others or would in any way disturb harmonious labor relations in the construction, maintenance or operation of the Building or any part thereof.

                                  ARTICLE 15
                            Repairs and Maintenance

15.01 Except as otherwise set forth herein, Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein, and at its sole cost and expense shall make all repairs thereto, as and when needed to preserve them in good working order and condition. In addition, except as otherwise set forth herein Tenant at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building as shall be required by reason of (i) the performance or existence of work by Tenant necessary to suit the Demised Premises to Tenant's initial occupancy or Tenant's Work (ii) the installation, use or operation of Tenant's property in the Demised Premises, (iii) the moving of Tenant's property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors. Tenant shall not be responsible, and Landlord shall be responsible, for any repairs to the Demised Premises as are required by reason of Landlord's neglect or other fault in the manner of performing any work included in the Work Letter or Tenant's Work which may be undertaken by Landlord for Tenant's account or as are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors.

15.02 Landlord shall keep and maintain the Building and its fixtures, appurtenances, systems (including base building H/V/A/C and perimeter heat pump units) and facilities serving the Demised Premises, in good working order, condition and repair and shall make all structural repairs, interior and exterior, except as indicated in Section 15.01 as and when needed in the Building, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease, and subject to all other provisions of this
Lease, including but not limited to the provisions of Article 21.   Landlord
shall also keep and maintain the grounds, driveway, parking areas and sidewalks in good order, condition and repair and in compliance with all applicable governmental laws, ordinances and regulations.

15.03 Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord or any tenant making any repairs or changes or performing maintenance services, whether or not Landlord is required or permitted by this Lease or by law to make such repairs or changes or to perform such services in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall be reasonably diligent with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

15.04 During the term of this Lease, the Landlord shall make improvements, alterations and modifications to the Building and High Ridge Park as may be necessary to comply with the requirements of the Americans with Disabilities Act. Said improvements, alterations and modifications shall be done in a manner which is consistent with the standards of a Class A office building in Stamford, Connecticut. Landlord shall also perform its obligations under this Lease, and shall maintain the Building and High Ridge Park, in accordance with all applicable laws and requirements of public authorities.

15.05 In the event that Landlord shall, as the result of Landlord's negligence or willful misconduct (and specifically not due to Unavoidable Delays) fail to provide any of the services to be provided by Landlord which are limited to HVAC, electricity, water or elevator service, and solely as a result thereof Tenant's business is suspended and Tenant is unable to and does not use the Demised Premises for the conduct of its business for a period of five consecutive business days Tenant shall be entitled to receive an equitable abatement of rent for any period in excess of said five consecutive days during which such services is interrupted, curtailed or suspended, provided that Tenant has given Landlord notice of the loss of services and Landlord has failed to restore said services within five business days after said notice.

                                  ARTICLE 16
                               Electrical Energy

16.01 Landlord shall furnish electrical energy for use by the Tenant in the Demised Premises for lighting and operation of its business machines.

16.02 Tenant shall pay to Landlord such amounts at such times as is set forth in Exhibit "E", attached hereto and made a part hereof.

16.03 Landlord shall in no way be liable for any failure of or defect in the character or supply of electrical energy supplied to the Demised Premises.

16.04 Tenant shall at its expense, install all lamps (including, but not limited to, incandescent and fluorescent), starters and ballasts used in the Demised Premises.

                                  ARTICLE 17
                    Heat, Ventilation and Air Conditioning

17.01 Landlord has installed in the Demised Premises the Building heating, ventilating and air conditioning system. Landlord at its expense shall maintain and operate the systems (including the perimeter units) and shall furnish heat, ventilation and air conditioning in the Demised Premises through the systems, during regular business hours, but not before 8:00 A.M., or after 6:00 P.M. on business days (which term is used herein to mean all days except Saturdays, Sundays and the days observed by the Federal or the Connecticut government as legal holidays). If Tenant shall require ventilating and air conditioning service or heating service at any other time ("after hours"), Landlord shall furnish after hours ventilating and air conditioning service or heating service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand. Such charges shall not exceed 121% of Landlord's actual cost of labor, utilities and equipment depreciation used in providing after hours air conditioning and heating service. Current overtime charges for 14,358 rentable square feet approximate $52.00 per hour. Landlord represents and agrees that increases in overtime HVAC charges to Tenant shall be commensurate with actual increases in Landlord's cost thereof vis-a-vis Landlord's costs upon the date of this Lease.

17.02 Landlord will not be responsible for the failure of the air conditioning system if such failure results the occupancy of the Demised Premises by more than an average of one person for each 100 from square feet or if the Tenant installs and operates machines and appliances, the installed electrical load when combined with the load of all lighting fixtures exceeds six watts per square foot of floor area in any one room or other area. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air conditioning in the Demised Premises results necessitating changes in the air conditioning system servicing the Demised Premises, the changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and requirements which Landlord may prescribe or the proper functioning and protection of the air conditioning system. Landlord, throughout the term of this Lease, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises.

                                  ARTICLE 18
                           Landlord's Other Services

18.01 Landlord, at its expense, shall provide public elevator service, by elevators serving the floors on which, the Demised Premises are situated as specified and shown in the Building plans and specifications, during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times. The elevators, or any of them, may be operated by automatic control and/or by manual control, as Landlord shall determine at any time or from time to time. Landlord shall not be obligated to furnish an operator for any automatic elevator and shall have no liability to Tenant for discontinuing the service of any operator theretofore furnished.

18.02 Landlord, at its expense, Monday thru Friday, shall cause the Demised Premises, including the interior of the windows thereof, to be cleaned in accordance with the standards set forth in Exhibit "B" annexed hereto and hereby made a part hereof. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) cleaning work in the Demised Premises or the Building required because of (i) misuse or neglect on the part of the Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, or consumption of food or beverages (except as permitted in Section 2.02(f), commercial reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-standard building materials or finishes installed by Tenant or at its request, (x) increases in frequency or scope in any of the items set forth in Exhibit "B" as shall have been requested by Tenant, and (b) removal from the Demised Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine of ordinary business office occupancy, and (ii) all of the refuse and rubbish of Tenant's machines and the refuse and rubbish of any other eating facilities requiring special handling (known as "wet garbage"). Landlord and its cleaning contractor and their employees shall have after hours access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises.

18.03 Landlord, at Tenants expense, shall furnish adequate hot and cold water for drinking, lavatory, toilet, and ordinary cleaning purposes to the plumbing fixtures of central facilities of the Building serving the Demised Premises.

18.04 Landlord shall keep and maintain the public areas only and the public facilities of the Building clean and in good order and the sidewalks adjoining the Building shall be kept in good repair and free of accumulation of snow and ice or unlawful obstructions.

18.05 Landlord, subject to its prior written approval, which approval shall not be unreasonably withheld or delayed, at its expense, and on Tenant's request, shall maintain listings on the Building directory of the names of Tenant its organizational divisions and any other person or business entities lawfully occupying the Demised Premises or any part thereof, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Share of the space on the Building directory, the size of which shall be determined by Landlord. The listing of any name other than that of Tenant on the Building directory or on any of the doors of the Demised Premises shall not be deemed to vest in the person or entity so listed any right or interest in this Lease or in the Demised Premises or to constitute the consent of Landlord required under Article 10, or a waiver thereof. Notwithstanding anything to the contrary herein, initial listings on the Building directory shall be at Landlord's expense, and any subsequent changes and/or additions shall be at Tenant's expense.

18.06 Landlord reserves the right without any liability to Tenant except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to stop, interrupt or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control, including Governmental restrictions on the use of materials or the use of any of the Building systems. In each instance Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, and if any work is required to be performed in or about the Demised Premises for such purpose, the provisions of Section 14.03 shall apply. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of the interruption, stoppage or suspense of any of the Building systems or services arising out of the causes set forth in this Section. The abatement provisions of Section 15.05 shall apply to such interruption or suspension of services.

18.07 Telephone installation and all costs therefor shall be the sole responsibility of Tenant, and Tenant shall make all necessary arrangements. Such telephone installations are subject to approval by Landlord and must be performed in strict compliance with all government codes.

18.08 Tenant shall, within thirty (30) days after the Commencement Date, install vertical blinds at its expense on all windows, such vertical blinds to be a solid, light color facing the exterior of the Building, and no other type of window covering will be used without Landlord's prior consent.

18.09 Tenant, its employees, visitors and invitees shall have the right, in common with all other tenants, their employees, visitors and invitees, to use car parking spaces of the car parking area adjoining the Building of which the Demised Premises are a part. It is understood that no specific spaces in such parking area will be assigned to Tenant for its use. Landlord represents that said lot provides at least three spaces per 1,000 rentable square feet leased in the Building.

18.10  (a)  Tenant is hereby granted an easement and right to use during the term of this Lease and any renewal thereof to use, in common with others, any road, walk or pathway now or hereafter constructed in the High Ridge Park which provides for access to and from any public road or street or common area of High Ridge Park to the Building. The term "Tenant" herein shall include Tenant, its employees, visitors, subtenants, assignees and designees.

       (b) It is agreed and understood that Landlord reserves the right to relocate any access road, walk or pathway. In addition, Landlord reserves the right to dedicate any such access road (other than any road on the Demised Premises) as a city road. Neither the relocation of any access road or dedication thereof as a city road shall be deemed to be in violation of the easement hereinabove granted so long as Tenant is afforded access to and from Turn of River Road substantially equal to the access shown on Exhibit "F" or provided at the commencement of the Lease. During any construction or relocation of any access road, Landlord shall provide temporary access to and from Turn of River Road and the Building.

                                  ARTICLE 19
                 Access, Changes in Building Facilities, Name

19.01 All walls, windows and doors bounding the Demised Premises (including exterior Building walls, corridor walls and doors and any corridor entrance ), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair are reserved to Landlord.

19.02 Tenant shall permit Landlord to install use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, column and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof materially reduce the floor area thereof (without an appropriate adjustment in rent) or materially affect Tenant's layout. Where access doors are required for mechanical fixtures in or adjacent to the Demised Premises, landlord shall furnish and install such access doors and confine their location, wherever practical to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

19.03 Landlord or Landlord's agents or employees shall have the right upon request made on reasonable advance notice to Tenant, or to an authorized employee of Tenant at the Demised Premises, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises or to show them to the fee owners, lessors of superior leases, holders of mortgages, insurance carriers, or prospective purchasers, mortgagees or lessees of the land or the Building, and
(ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as Landlord may deem necessary or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities. Landlord shall be allowed to take all materials into and store such materials upon the Demised Premises which may be required for such repairs, changes, repainting or maintenance. Landlord's rights under this Section shall be exercised in such a manner as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises. Landlord, its agents or employees, shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof without notice at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

19.04 During the period of 12 months prior to the Expiration Date Landlord may exhibit the Demised Premises to prospective tenants upon the same notice and subject to the same conditions as arc provided in Section 19.03.

19.05 Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof as well as in or to the street entrances, halls, passages, elevators, and stairways thereof as it may deem necessary or desirable; provided that there be no unreasonable lengthy interference with the use of the Demised Premises or in the services furnished to the Demised Premises, and no material reduction in the area of the Demised Premises in excess of two percent without an appropriate adjustment in rent.

19.06 The Landlord reserves the right to select a name for the Building and to make such Change or changes of name as it may deem appropriate during Tenant's occupancy, and Tenant agrees not to refer to the Building by any other name than
(i) the name selected by Landlord, or (ii) the postal address approved by the U.S. Post Office.

19.07 Landlord may limit and restrict, as provided in the Rules and Regulations attached hereto, the means of access to the Demised Premises outside of normal business hours, so long as Tenant's employees and authorized agents have reasonable access to all parts of the Demised Premises at all times during the term of this Lease. Tenant and its agents, employees and visitors shall be entitled to access from the Demised Premises to, and the right to use, the toilets, lavatories and powder rooms only on the floor (or floors) on which the Demised Premises are located.

                                  ARTICLE 20
                      Shoring, Notice of Accidents, etc.

20.01 If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to the said vaults, Tenant, without liability on the part of the Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, if so requested by Tenant such entry shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall be afforded by Tenant without any claim for damages or indemnity against the Landlord and Tenant shall not be entitled to any diminution or abatement of rent on account hereof.

20.02 Tenant shall give notice to Landlord promptly after Tenant learns of (i) any accident in or about the Demised Premises or the Building, (ii) any fire in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's property, and (iv) all damage to or defects in any parts of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Demised Premises.

                                  ARTICLE 21
                       Non-Liability and Indemnification

21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant its employees, agents, contractors and licensees, and Tenant shall hold Landlord harmless for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of any property of Tenant and/or of any other person, irrespective of the cause of such injury, damage or loss, unless such injury was caused by or due to the intentional act or negligence of Landlord, its agents or employees or contractors without contributory negligence on the part of Tenant; it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as incident to the reasonable use of the Demised Premises for the purposes herein permitted, will be brought upon or be kept in the Demised Premises. Landlord shall not be liable in any event for loss of, or damage to, any property entrusted to any of Landlord's employees or agents by Tenant without Landlord's specific written consent.

21.02 Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of any of the following occurring during the term of this Lease, or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Demised Premises pursuant to Section 3.03:

       (a) Any work or thing done in or about the Demised Premises or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees;

       (b) any negligence or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

       (c) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof unless caused by the intentional act or negligence of Landlord, its agents, employees or contractors, or by Landlord's failure to perform any of its obligations hereunder.

       (d) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord, shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord shall not unreasonably withhold.

21.03 Whenever either party shall be obligated under the terms of this Lease to indemnify the other party, the indemnifying party may select legal counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and shall keep the indemnified party fully apprised at all times of the status of such defense. Legal counsel of the insurer for either party is hereby deemed satisfactory to both parties.

21.04 Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any cause whatsoever beyond Landlord's reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

                                  ARTICLE 22
                             Destruction or Damage

22.01 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then, Landlord shall, subject to its right under Section 22.03 hereof repair such damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction.

22.02 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, the rents payable hereunder shall be abated to the extent that the Demised Premises shall be rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired, restored or rebuilt. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair, restoration, or rebuilding is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

22.03 In case the Building shall be so damaged by such fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's sole judgment, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination, within 60 days after the date of such damage. If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to
Section 22.01, the holder of a superior mortgage or any person claiming under or through the holder of such superior mortgage takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of 60 days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant. In the event that such a notice of termination shall be given pursuant to either of the two immediately preceding sentences, or if this Lease is terminated by Tenant as hereinafter provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the fixed and additional rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to
Section 22.02. If said damage to the Building or such part of the Demised Premises cannot be repaired within five (5) months from the date of damage as estimated by an independent architect or contractor selected by Landlord, a copy of which estimate will be provided to Tenant within sixty (60) days of the day of damage, Tenant shall have the option to cancel this Lease by written notice to Landlord. In the event of any termination of this Lease, Tenant shall vacate the demised premises and surrender the same to Landlord in its as is condition. Nothing contained in this Section shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

22.05 Landlord will not carry insurance of any land on Tenant's property and, except as provided by law or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

22.06 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law to the contrary, now or hereafter in form, shall have no application in such case.

22.07 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance Proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some intentional act or negligence on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

                                  ARTICLE 23
                                Eminent Domain

23.01 In the event that the land, Building or any part thereof or the Demised Premises or any part thereof shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between the Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

23.02 At any time during the term of this Lease if title to the whole or substantially all of the land, Building and/or Demised Premises shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between the Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the fixed rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking. For the purposes of this Article "substantially all of the land, Building and/or Demised Premises" shall be deemed to have been taken if the remaining portion of such land, Building or Demised Premises not so taken cannot reasonably or practicably be repaired or reconverted so as to permit the use thereof for substantially the same purposes for which such land, Building or Demised Premises were used immediately prior to such taking.

23.03 However, if substantially all of the land or Building is not so taken and if only a part of the entire Demised Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that Tenant may elect to terminate this Lease if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than 25%. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs first. Upon the giving of such notice by Tenant this Lease shall terminate on the date of service of Tenant's notice and the fixed rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking. If Tenant fails to give such notice upon such partial taking and this Lease continues in force as to any part of the Demised Premises not taken, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises.

23.04 In the event of any such taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of such a taking of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, provided that Landlord's liability under this Section shall be limited to the proportionate amount received by Landlord as an award arising out of such taking.

                                  ARTICLE 24
                                   Surrender

24.01 On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty, Tenant shall remove Tenant's property subject to the provisions of Article 14 hereof, and Tenant shall surrender to Landlord all keys to offices, lavatories and mail boxes and all Building identification and parking cards possessed by Tenant's employees.

                                  ARTICLE 25
                           Conditions of Limitation

25.01 This Lease and the term and estate hereby granted are subject, inter alia, to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant or whenever a petition shall be filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or whenever a permanent or temporary receiver of Tenant or of or for the property of Tenant shall be appointed, or if Tenant shall plead bankruptcy or insolvency as a defense in any action or proceeding, then, Landlord (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for 60 days, may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

25.02 This Lease and the term and estate hereby granted are subject to the further limitation that:

       (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent on any day upon which the same shall be due and payable and such default shall continue for ten (10) days after the date on which the same was due and payable, provided that Landlord shall give written notice to Tenant of such nonpayment not more than twice in any lease year, and thereupon and in such event Tenant shall not be in default until ten days after Landlord shall, have given such notice; or

       (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to the Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not duly institute within such fifteen (15) day period and promptly and diligently prosecute to completion all steps necessary to remedy the same; or

       (c) whenever any event shall occur or any contingency shall arise whereby this Lease or any interest therein or the estate hereby granted or any portion thereof or the unexpired balance of the term hereof would by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted in Article 10.

Then in any such event at any time thereafter, Landlord may give to Tenant a notice ending the term of this Lease on the date of the service of such notice and thereupon this Lease and the term and estate hereby granted, whether, or not the term has theretofore commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                  ARTICLE 26
                   Re-entry by Landlord - Default Provisions

26.01 If this Lease shall terminate for any reason whatsoever, Landlord or Landlord's agents and employees may in compliance with laws without further notice immediately or at any time thereafter enter upon and reenter the Demised Premises or any part thereof, and possess or repossess itself thereof either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, and otherwise and may dispossess and remove Tenant and all other persons and property from the Demised Premises without being able to indictment, prosecution or damage therefor, (unless Landlord acted in violation of law or the term of this Lease), and may repossess the Demised Premises and the right to receive all rental income again as and of its first estate and interest therein. The words "enter" or "reenter", "possess" or "repossess" as herein used, are not restricted to their technical legal meaning. In the event of any termination of this Lease, or of reentry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or otherwise by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord a fixed rent and additional rent due up to the time of such termination of this Lease, or such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

26.03 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

26.04 If this Lease shall terminate under the provisions of Article 25, or if Landlord shall reenter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                                  ARTICLE 27
                                    Damages

27.01 If this Lease is terminated under the provisions of Article 25, or if Landlord shall reenter the Demised Premises under the provisions of Article 26 or in the event of the termination of this Lease, or of reentry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant, Tenant shall pay Landlord as damages, at the election of Landlord, either:

       (a) on demand, a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the excess of (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of such reentry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so reentered the Demised Premises, over (ii) the aggregate rental value (calculated as of the date of such termination or reentry) of the Demised Premises for the same period; or

       (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Demised Premises, payable quarterly, in advance, but otherwise upon the terms therefor specified herein following such termination or such reentry and until the Expiration Date, provided, however that if Landlord shall relet the Demised Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating the Lease or in reentering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises or any portion or portions thereof for new tenants, brokers' commissions, advertising expenses, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting, and Landlord shall have the right to grant reasonable rent concessions to attract one or more new tenants and to permit the term of any new lease covering part or all of the Demised Premises to be for a shorter or longer period than provided for herein.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, be admissible in such proceeding as evidence of the fair and reasonable rental value for the Demised Premises, or part thereof so relet during the term of the reletting. Landlord, however, shall in no event and in no way be responsible or liable for failure to collect any rent due upon any such reletting.

27.02 In the event Landlord elects to collect damages from Tenant under Section 27.01(b) at any time subsequent to such election and upon ten days prior written notice to Tenant, Landlord may elect to collect a lump sum under Section 27.01(a), crediting Tenant with amounts theretofore received by Landlord as damages. In the event this Lease is terminated due to Tenant's default Landlord shall use good faith and reasonable efforts to mitigate its damages.

27.03 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not reentered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of the Landlord to provide for and obtain as liquidated damages by reason of the termination of this Lease or reentry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, and governing the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sum referred to in
Section 27.01.

27.04 The foregoing Sections of this Article shall apply even if the default by Tenant has occurred prior to the Commencement Date and/or prior to Tenant taking possession of the Demised Premises. The parties acknowledge that this instrument is a lease and not a contract to make a lease.

                                  ARTICLE 28
                                    Waivers

28.01 Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege so far as is permitted by law, which they or any of them might have under or by reason of any present or future law, of the service of any notice of intention to reenter and also waives any and all right to redemption or reentry or repossession in case Tenant shall be dispossessed or ejected by process of law or in case of reentry or repossession by Landlord upon any expiration or termination of this Lease as herein provided.

28.02 Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

28.03 Tenant waives Tenant's rights, if any, to assert a counterclaim in any summary proceeding brought by Landlord against Tenant, and Tenant agrees to assert any such claim against Landlord only by way of a separate action or proceeding.

28.04 TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMSES, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO.

                                  ARTICLE 29
                       No Other Waivers or Modifications

29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted against the Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

29.02 The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

       (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant's property in connection with such subletting.

       (b) The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

       (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check on payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

       (d) If, in connection with obtaining, continuing or renewing financing, for which the Building, land or the leasehold or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect to a material degree the Tenant's leasehold interest hereby created.

                                  ARTICLE 30
                           Curing Tenant's Defaults

30.01 If Tenant shall default in the performance of any covenant, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant without notice in a case of emergency and in any other case if such default continues after three days from the date of the giving by Landlord to Tenant of written notice of intention so to do. Bills for any reasonable and necessary expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including (without being limited to) reasonable counsel fees, incurred in collecting or endeavoring to collect the fixed rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, ice, drinking water, drinking cups, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services and any charges for other services incurred by Tenant under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant in accordance with the terms of said bills and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under the Lease together with interest thereon at the rate of 12% per annum from the date of the said bills which should have been paid in accordance with their terms. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, or other service, (except for utilities and other services which are necessary in order for Tenant to use and occupy the Premises for the conduct of Tenant's business), whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor.

                                  ARTICLE 31
                               Consents - Broker

31.01 It is hereby agreed that whenever it is provided in this Lease that Tenant is prohibited from taking an action without Landlord's consent or approval, then such consent or approval shall also not be unreasonably withheld or be unreasonably delayed.

31.02 Any provision of this Lease which requires Landlord not to unreasonably withhold or delay its consent shall never be the basis for an award of damages or give rise to a right of setoff to Tenant, but shall only be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

31.03 Tenant represents and warrants that the sole broker with whom it has dealt with in this transaction is Rand Real Estate Services, Inc. and that no other broker interested Tenant in the Demised Premises. Landlord shall be responsible for the payment of any real estate commission to said broker but Tenant shall hold Landlord harmless from the claim of any other real estate broker or salesman who interested Tenant in the Premises or who was responsible for Tenant's execution of this Lease.

                                  ARTICLE 32
                                    Notices

32.01 Any notice, statement, demand, request or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give written notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made on the second business day after it was so mailed, unless mailed outside of the State of Connecticut, in which case it shall be deemed to have been given, rendered or made on the expiration of three business days after mailing. The foregoing shall not preclude or render invalid other methods of delivering such communications. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

32.02  However, notices requesting after hours service pursuant to Sections
17.01 and 18.01 may be delivered, provided they are in writing to the Building Superintendent or any other person in the Building designated by Landlord to receive such notices, and notice of fire, accident or other emergency shall be given by fax, telegraph or by personal delivery of written notice to that address designated for this purpose from time to time by the respective parties hereto.

32.03 Whenever either party shall consist of more than one person or entity, any notice, statement demand, or other communication required or permitted to be given, rendered or made to or by, and any payment to be made to such party, shall be deemed duly given, rendered, made or paid if addressed to or by (or in the case of payment by check, to the order of) any one of such persons or entities who shall be designated from time to time as the authorized representative of such party. Such party shall promptly notify the other of the identity of such person or entity who is so to act on behalf of all persons and entities then comprising such party and of all changes in such identity.

                                  ARTICLE 33
                                  Arbitration

33.01 The parties hereto shall not have been deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Lease and in no other case or cases.

33.02 Every dispute between the parties which is expressly provided in this Lease to be determined by arbitration shall be rendered in the manner provided in this Article.

33.03 The party requesting arbitration shall do so by giving written notice to that effect to the other party (the "Arbitration Notice"). The Arbitration Notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within ten (10) days after the service of the Arbitration Notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. If, within twenty (20) days after the second arbitrator is appointed, the two arbitrators shall not have determined the dispute they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten
(10) days. If the parties do not so agree, then either party, on behalf of both or on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint a third arbitrator within ten
(10) days after such request is made, then either party may apply on notice to the other, to the Superior Court of Fairfield County, Connecticut (or any other court having jurisdiction and exercising functions similar to those now exercised by said court) for the appointment of such third arbitrator, and the other party shall not raise any question as to such court's full power and jurisdiction to entertain the application and make the appointment. Each arbitrator chosen or appointed pursuant to this Section shall be a disinterested person having at least ten (10) years experience in the States of Connecticut or New York in a calling connected with the dispute. Notwithstanding anything to the contrary contained herein either party shall have the right to request that the parties agree to arbitrate before a single arbitrator under the rules of the American Arbitration Association.

33.04 The arbitration shall be conducted by three arbitrators appointed in accordance with the provisions hereof and, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City of Stamford. The arbitrators have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator or fifteen (15) days after the final hearing of the arbitrators, whichever is later. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be entered on the determination and award made by the arbitrators in any court of competent jurisdiction and may be enforced in accordance with the laws of the State of Connecticut.

33.05 If for any reason whatsoever the written decision and award of the arbitrators shall not be rendered within the time limits set forth in Section 33.04, either party may apply to the Superior Court for Fairfield County, Connecticut, or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

33.06 Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts and presentation of proof.

33.07 Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of a dispute which is provided in this Lease to be determined by arbitration is one which would directly affect the liability of an insurer under any of the policies of insurance referred to in Section 12.05 and 12.06, and the party which is the insured under such policy so notifies the other party, then unless such insurer gives its written consent to the determination of such matter by arbitration pursuant to the provisions of this Lease, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.

                                  ARTICLE 34
                       Estoppel Certificate, Memorandum

34.01 Tenant agrees, at any time, and from time to time, as requested by Landlord, upon not less than five (5) days prior notice, to execute and deliver, without cost or expense to the Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Tenant may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the Landlord may be dealing.

34.02 Should the Tenant fail to execute and deliver to the Landlord the certificate and statement set forth in Section 34.01, above, then the Landlord may execute the statement as attorney-in-fact for the Tenant specifying to the best of Landlord's knowledge, the items called for in said Section 34.01.

34.03 At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not be deemed, under any circumstances, to change or otherwise affect any of the obligations or provisions of this Lease.

                                  ARTICLE 35
             No Other Representations, Construction, Governing Law

35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in the Lease, or in any other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease, which agreement shall expressly refer to this Lease.

35.02 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35.03 This Lease shall be governed in all respects by the laws of the State of Connecticut.

                                  ARTICLE 36
                                 Parties Bound

36.01 The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, provided Landlord's transferee assumes (in writing) the obligations of Landlord under this Lease, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer the obligations thereafter shall be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A lease of Landlord's entire interest in the Building as owner or lessee thereof shall be deemed a transfer within the meaning of this Article.

36.02 Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the land and the Buildings of High Ridge Park (or the proceeds thereof) for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises. Landlord represents that at all times during the term of this Lease, Landlord shall have at least $1,000,000 of equity in said property.

                                  ARTICLE 37
                     Certain Definitions and Constructions

37.01 For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

    (a) The term "Mortgage" shall include any indenture of mortgage and deed of trust to a trustee to secure an issue of bonds and debentures, and the term "Mortgagee" shall include such a trustee.

    (b) The terms "include" and "such as" shall each be construed as if followed by the phrase "without being limited to."

     (c) The term "obligations of this Lease" and words of like import, shall mean covenants to pay rent and additional rent under this Lease and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do, or shall cause or permit or not cause to permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

     (d) The term "Tenant's obligations hereunder" and words of like import, and the term "Landlord's obligations hereunder" and words like import, shall mean the obligations to this Lease which are to be performed or observed by Tenant or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this Lease shall be construed as "performance and observance." Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

     (e) Reference to Tenant being or not being "in default hereunder" or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, beyond any applicable notice and/or cure period or that Tenant is not in default in the performance of any of Tenant's obligations hereunder beyond any applicable notice and/or cure period or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

     (f) References to Landlord as having "no liability to Tenant" or being "without liability to Tenant" shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against the Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

     (g) The term "laws and/or requirements of public authorities" and words of like import shall mean laws and ordinances of any or all of the federal, state, city and county governments and rules, regulations, orders and or directives of any or all departments, subdivisions, boards, agencies or offices thereof, or any other governmental, public or quasipublic authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

     (h) The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the Board of Fire Underwriters and/or the Fire Insurance Rating Organization in Connecticut and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

     (i) The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition, and the term "untenantable" shall be deemed to include being inaccessible.

     (j) Reference to "termination of this Lease" includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or pursuant to law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon on the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

     (k) The term "in full force and effect" when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord in either such instance to terminate this Lease or to dispossess Tenant.

       (l) The term "Landlord" as used in this Lease means only the owner, or other mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said Lease, or in the event of a lease of said Building, or of the land and Building, provided the transferee or lessee assumes (in writing) the Landlord's obligations hereunder, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder.

       (m) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this Lease, and also if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations and other entities comprising Tenant, provided that said individuals, firms and/or corporations are named herein as Tenant and executed this Lease.

       (n) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

       (o) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an emuneration of specific matter or matters similar to the matters specifically mentioned.

       (p) All references in this Lease to numbered Articles, numbered Sections and Subsections and lettered Exhibits are references to Articles and Sections and Subsections of this Lease, and Exhibits annexed to (and thereby made a part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

       (q) The term "rent" or "rents" shall, except where the context expressly implies to the contrary, be deemed to mean fixed rent and additional rent as such terms are defined in Section 1.04.

37.02 The various terms which are defined in other Articles of this Lease or are defined in exhibits annexed hereto, shall have the meaning specified in such other Articles and such exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

37.03 The Article headings in this Lease and Index prefixed to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect whatsoever in construing this Lease.

                                  ARTICLE 38
                        Subordination and Miscellaneous

38.01  (a)  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all covenants agreements and restrictions of record as of the date hereof, with respect to the land and/or the Building, including but not limited to those restrictions and conditions contained in the deed from the City of Stamford, Connecticut to Landlord or Landlord's predecessor in title. In said deed, Landlord agrees in part, that in the sale, lease or occupancy of the property, it would not effect or execute any agreement, lease, conveyance or other instrument whereby the property or any part thereof is restricted upon the basis of race, sex, religion, color or national origin, and it would comply with all state and local laws in effect from time to time prohibiting discrimination or segregation by reason of race, sex, religion, color or national origin.

       (b) Tenant shall not take or permit any action with respect to the Demised Premises which would violate any covenants, agreements and restrictions of record with respect to the land and/or the Building.

38.02  (a)  If Landlord fails to cure any default on its part under this Lease, the holder of any superior mortgage shall have the right, at its option, to cure such default in order to prevent termination of this Lease by Tenant.


                                   ARTICLE 40
                                     Rider

40.01 The Rider comprises four (4) pages and is attached hereto and hereby made a part of this Lease.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and their corporate seal to be hereunder affixed the date and year first above written.

Signed, Sealed and Delivered
in the Presence of:

                                                  LANDLORD:
                                                  HIGH RIDGE PARK ASSOCIATES
                                                  By:  Winter Realty Corp.
________________________


      [Illegible]                                 /s/ Robert N. Rich
------------------------                          --------------------------
                                                  Robert N. Rich
                                                  its President

                                                  TENANT: NEWSUB SERVICES, INC.
  /s/ Richard Vogel
------------------------


       [Illegible]                                /s/ Michael Loeb
------------------------                          -----------------------------
                                                  Its President - Michael Loeb

STATE OF CONNECTICUT     )
                         ) ss:
     COUNTY OF FAIRFIELD )

Before me, the undersigned, this __ day of _____, 1995, personally appeared Robert N. Rich, known to me to be the President of Winter Realty Corp., a general partner of HIGH RIDGE PARK ASSOCIATES, and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed as such officer, the free act and deed of such corporation as such general partner and the free act and deed of said general partnership.

In Witness Whereof, I hereunto set my hand.



                                    ________________________________________
                                    Notary Public/Commissioner of the
                                    Superior Court

STATE OF CONNECTICUT     )
                         ) ss:
     COUNTY OF Fairfield )

Before me, the undersigned, this 30/th/ day of August _____, 1995, personally appeared Michael Loeb, known to me to be the President of NewSub Services, Inc., a corporation, and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation partnership.

In Witness Whereof, I hereunto set my hand.



                                    [Illegible]
                                    -----------------------------------------
                                    Notary Public/Commissioner of the
                                    Superior Court
                                    MY COMMISSION EXPIRES
                                         OCTOBER 31, 1999

                                 RIDER TO LEASE
                                    BETWEEN

                           HIGH RIDGE PARK ASSOCIATES

                                      AND

                             NEWSUB SERVICES, INC.

                                   ARTICLE 40
          Westinghouse Demised Premises - Option Space and Relocation

40.00 (a) Landlord agrees to use its best efforts to obtain a binding written Lease Amendment from Westinghouse to relocate its Demised Premises on the third
(3rd) floor of the Building by moving over one window bay prior to the commencement of Tenant's construction work in the Demised Premises. If Landlord fails to obtain said agreement with Westinghouse by August 28, 1995, then Tenant shall have the option to terminate this Lease by written notice to Landlord given within one week after said date. In the event this Lease is terminated as aforesaid, Landlord shall promptly return to Tenant all sums paid by Tenant to Landlord on account of this Lease. Provided this lease is in full force and effect, Landlord shall use its best efforts to finalize any construction details for Westinghouse that might impact or delay the commencement of construction for NewSub Services, Inc. by September 30, 1995 or earlier. Should NewSub Services not commence its construction activities in the first week of October and if Landlord requires additional time to finalize those details of construction for Westinghouse, Landlord and NewSub Services may agree upon another date by which Landlord is committed to finalize those details for Westinghouse that would delay the commencement of NewSub's construction.

     (b) Provided Tenant is not in default under the terms of this Lease, Tenant shall have the option to lease all of the space currently leased to Westinghouse (approximately 2,609 rentable square feet) on the third floor of Building Four upon the expiration of the Westinghouse lease (October 31, 1999) or earlier termination thereof. In order to exercise said option, Tenant shall give Landlord written notice no later than January 31, 1999 stating that Tenant intends to lease the Westinghouse space. If the Westinghouse lease is terminated prior to its expiration date, then Landlord shall notify Tenant of such termination, and Tenant shall have thirty (30) days within which to exercise its option to lease the Westinghouse space. Thereafter the parties shall enter into an amendment to this Lease adding the Westinghouse space to the Demised Premises (the "Lease Amendment"). The option to lease the Westinghouse space shall be at
92.5 percent of the then current prevailing fair market rents and other prevailing concessions such as tenant improvements. The term of said Lease Amendment shall be coincident with the term of this Lease. Except as to the rent, Landlord concessions, term and designation of base years, the other terms of this Lease shall apply to the Westinghouse space. Tenant's right to lease the Westinghouse space is referred to herein as the "Westinghouse Option." In the event the parties have been unable to agree upon the Westinghouse rent base years and concessions as of one (1) month after the Westinghouse Option was exercised by Tenant, then the issue shall be decided as set forth in (c) below.

     (c) Each party shall appoint an impartial licensed Connecticut real estate appraiser who has a least five years experience appraising commercial property in Fairfield County. The appraisers shall be requested to submit to the parties their estimate of the fair market rent for the Westinghouse space and other concessions, as described above (the "Joint Estimate") by the date which is one
(1) month after they are hired. If said appraisers have agreed upon the Joint Estimate within said time, then the Joint Estimate shall be deemed to be the fair market rent of the Westinghouse space for purposes of establishing the fixed rent and applicable concessions for the Westinghouse space. However, if they have not agreed upon the Joint Estimate within said time, then they shall each submit their estimate of the fair market rental value and applicable concessions to the parties, and the parties shall direct them to appoint a third impartial appraiser who has the same minimum qualifications. The third appraiser shall be requested to submit his appraiser who has the same minimum qualifications. The third appraiser shall be requested to submit his estimate of the fair market rent and concession. The average of the two of the three estimates of fair market rental value and concessions, which are estimates are closest to each other, shall be deemed to be the fair market rent of the Westinghouse space for purposes of establishing the fixed rent and applicable concessions for said space. Each party shall bear an equal share of the fees of all appraisers who are hired.

                                   ARTICLE 41
                              Right of First Offer

     41.00 (a) Provided Tenant is not in default of the Lease, Tenant shall have the Right of First Offer on all space within Building Four for the purposes of expansion, excluding any current rights of existing tenancies for either expansion space or renewals of lease term.

     (b) Said Right of First Offer shall be provided to Tenant by written notice by the Landlord regarding the availability of such spaces at 100% of the then current prevailing fair market rates, and including Landlord concessions which are comparable to those typically offered by other building owners for similar space. The terms of said Lease shall be coincident with the term of this Lease. Tenant shall have ten (10) business days to respond to Landlord in writing should Tenant accept Landlord's offer to lease such additional space. Should Tenant elect not to lease the additional space, Landlord shall have the right to offer the space to a third party; however, Landlord's offer to a third party shall not be more than ten percent (10%) less than the amount originally proposed to NewSub Services, Inc., without a new offer being extended to Tenant on the same terms offered to the third party, except that the expiration date shall be the same as the expiration date of this Lease.

     (c) Tenant's failure to give Landlord written notice exercising the Right of First Offer within the stipulated time frame shall result in the automatic forfeiture of said option.

     (d) This Right of First Offer is offered exclusively to Tenant and may not be assigned, pledged, or otherwise transferred, except to a party to whom Tenant assigns this Lease pursuant to Section 10.04 hereof.

     (e) Tenant agrees that the Right of First Offer contained in Article 41 hereof shall not apply to space in the Building which is presently being offered by Landlord (approximately a total of 9,000 rentable square feet on the second floor and Lower Level of the Building) unless said space is still being offered for lease one (1) year after the date of this Lease. If any said space is till being offered for lease at that time, then Landlord shall offer it to Tenant in accordance with the terms hereof prior to leasing it to any third party. Notwithstanding anything to the contrary set forth above, Landlord shall not be required to lease any space offered to Tenant pursuant to this Article for a term of less than three (3) years.

     (f) Except as modified herein, all terms and conditions of this Lease shall be in full force and effect including any standard move-out or surrender procedures.

                                   ARTICLE 42
                              Cancellation Options

42.00 (a) Provided Tenant is not in default of its Lease, Tenant shall have the option to terminate the lease after the expiration of the fifth lease year by providing Landlord with written notice no later than nine (9) months prior to the end of the fifth lease year.

       (b) In the event Tenant exercises its option to terminate, two (2) months prior the termination date (the end of the fifth lease year), Tenant shall pay to Landlord an amount of $150,000.

       (c) Should Tenant elect not to terminate the lease, the lease shall remain in full force and effect. The option to terminate is offered exclusively to Tenant and may not be assigned, pledged or otherwise transferred except to a party to whom Tenant assigns this Lease pursuant to Section 10.04 hereof

       (d) Provided Tenant is not in default under the terms of this Lease, Tenant shall have the option to terminate this Lease on the date which is seven and a half (7 1/2) years after the Commencement Date by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate, Tenant shall pay to Landlord $375,000 two (2) months prior to the termination date. In the event Tenant does not exercise said option to terminate, this Lease shall remain in full force and effect. If Tenant has provided the $75,000 security deposit to the Landlord as stipulated in the Limited Guarantee, said security deposit shall be credited against the $375,000 termination fee described above.

                                   ARTICLE 43

The Landlord represents to the best of Landlord's knowledge and information the following:

       (a) Tenant's proposed use of the Demised Premises, as stated herein, is not prohibited by the term of any grant, lease or mortgage to which this Lease is subordinate, or by the Certificate of Occupancy for the Premises or the Building.

       (b) That Landlord is presently in compliance with all of the grants, leases, mortgages and the Certificate of Occupancy referred to in the preceding paragraph.

       (c) That Landlord is not in default, and has not received any notice of default with respect to any mortgage or ground lease to which the Building is subject.

       (d) That as of the Commencement Date, the Premises and the Building shall be in compliance with all Federal, state and municipal laws, ordinances and regulations and all orders and directives of governmental authorities, and that as of said date all of the mechanical systems of the Building shall be in working order.

       (e) That the Premises do not contain any hazardous or toxic waste or substance, or any other substance which is required to be removed pursuant to any law, ordinance, regulation, order or directive to above.

                                   ARTICLE 44

44.00 Prior to the Commencement Date, Landlord shall perform the following at its expense:

       (a)  Fire-wrap plastic PVC piping above the ceiling in the Premises;

       (b) upgrade and redecorate the second floor lounge area in a manner which is consistent with the standards of a Class A office building in Stamford, Connecticut or in the alternative, provide a lounge area in another location of the Building. (Said new lounge area shall be of appropriate size and consistent with the standards of a Class A office building);

       (c) refurbish the elevator cab so that it is consistent with said standards;

       (d)  remove damaged sunscreen on windows in the Demised Premises;

       (e) replace the entrance door to the Westinghouse space with a wood door which is appropriate to the standards of a Class A office building in Stamford, Connecticut;

       (f)  upgrade the common areas on the third floor of the building; and

       (g) provide to Tenant Landlord's report prepared by a qualified consultant company confirming that there is no asbestos in the Demised Premises.

                                   ARTICLE 45

45.00 In the event of any litigation or arbitration between the parties arising out of, or, in connection with this Lease, the prevailing party shall be entitled to reimbursement of its expenses incurred in connection with said proceeding (including reasonable attorney's fees, disbursements, court costs and expert fees) by the other party.

                                   EXHIBIT B

                               CLEANING SCHEDULE

Subject to Section 18.02. Landlord covenants and agrees to provide the following basic cleaning services to the Demised Premises:

Daily (5 days per week Monday to Friday, legal holidays excepted):

        *  Sweep hard surface floors with treated dust mop
        *  Empty and wipe all ash trays
        *  Empty waste paper baskets
        *  Low dusting
        *  Vacuum all carpeted areas

Weekly:

        *  Damp mop all hard surface floors

Every three (3) months:

        *  Clean windows inside and out


                                   RECYCLING

Tenant is advised that the Building is subject to a mandatory recycling program for disposables and waste materials. Tenant shall abide by all rules and regulations as may be promulgated for compliance with the program.

                                     -B1-

                                   EXHIBIT C

                             RULES AND REGULATIONS

     1. The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls outside the Demised Premises shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Demised Premises.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality type, design and color, and attached in the manner, approved by Landlord.

     3. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any tenant on any part of the outside of the Demised Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge expense incurred in such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and directory tablet outside of the Demised Premises shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

     4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

     5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules outside the Demised Premises.

     6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and nor sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licenses shall have caused the same.

     7. No boring, cutting or stringing of wires in violation of applicable laws, codes or regulations shall be permitted, except with the prior written consent of Landlord, and as Landlord may reasonably direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises.

     9. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio, or television which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any Tenant. Nothing shall be done or permitted in the Demised Premises by Tenant which would unreasonably impair or interfere with the use or enjoyment by any other tenant of any other space in the Building. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

                                     -C1-

     10. Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Demised Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials, in violation or any applicable law, ordinance or governmental regulation.

     11. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or window by any tenant nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to the Landlord all keys or stores, offices and toilet rooms, either furnished to, or otherwise provided by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof. Tenant shall have the right to install additional security systems for the Demised Premises, which systems will be coordinated with those operated by Landlord and its managing agent. Keys or cards used in connection with such systems shall be furnished to Landlord or its managing agent.

     12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its agent may reasonably determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this Rule 12 or of Rule 16 hereof.

     13. Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or public typist, or for the warehousing, manufacture or sale to the general public of beer, wine, liquor, narcotics or dope, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Demised Premises, except those actually working for Tenant or its affiliates. Tenant shall not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used, for manufacturing, or sale at auction of merchandise, goods or property of any kind, except for promotional purposes.

     14. Tenant shall not obtain, purchase or accept for use in the Demised Premises cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places, within the Demised Premises, and under such regulations as may be fixed by Landlord. Tenants shall not purchase or contract for waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of garbage or towel service in the Demised Premises except from companies or persons approved by the Landlord. Landlord will be reasonable in its decision.

     15. Landlord shall have the right to prohibit any advertising, or identifying sign by any tenant which in Landlord's reasonable judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

     16. Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons who do not present a pass to the Building signed by Landlord. All persons entering and/or leaving the Building during hours other than Business

                                     -C2-

Hours may be required to sign a register. Landlord will furnish passes to persons for whom any tenant requests same in writing. Tenant, provided Tenant has such pass, will be permitted access to the Building and the Demised Premises 24 hours a day, seven days a week.

     17. All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use. Entrance doors shall not be left open at any time. Landlord or its agents or contractors will turn off lights upon completion of cleaning services.

     18. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the Demised Premises and while making repairs or alterations in the Demised Premises.

     19. The Demised Premises shall not be used for lodging or for any illegal purpose.

     20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     22. There shall not be used in any space or in the public halls of the Building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles.

     23. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Demised Premised except as is expressly permitted in the foregoing Lease.

     24. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of thc cooling system and if requested by Landlord shall lower and close drapes and curtains when the sun's rays fall directly on the windows of the Demised Premises.

     25. Subject to the provisions of Section 13.01, Landlord in its reasonable judgment, reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building.

     26. Smoking is prohibited in all common areas of the Building including but not limited to: corridors, elevators, elevator lobbies, stairwells and toilet rooms.

                                     -C3-

                           EXHIBIT "D" - WORK LETTER
                                  Tenant Work

Tenant, through its contractors, shall perform the work described herein, at Tenant's cost and expense, subject to the terms and conditions of the plans and specifications. Except as otherwise provided herein, the initial installation in the Demised Premises which is sometimes referred to herein as "Tenant Work", must be approved by Landlord and performed by Tenant's contractor subject to the following provisions:

   1.(a) Tenant, through its architect shall submit to Landlord final and complete dimensioned and detailed plans and drawings of partition layouts, including openings, ceiling and lighting layouts, colors, and any and all other information as may be necessary to complete the Demised Premises, which plans shall be at Tenant's cost and expense (all herein called "Tenant's Plans" or "Plans and Specifications"). The submission of drawings shall include all millwork drawings as are necessary to enable the completion of floors, walls and ceilings for the purpose of obtaining a Certificate of Occupancy. The partition layout, and ceiling and lighting layout plans shall be 1' - 0" = 1/8" scale. In addition to the before listed architectural plans Tenant shall furnish to Landlord, at Tenants expense, all HVAC distribution system, mechanical, and electrical circuitry plans required for the construction of the Demised Premises. Such HVAC distribution system, mechanical, and electrical circuitry plans shall be 1' - 0" = 1/8" scale. Tenant shall submit its final plans to Landlord at Tenant's expense in four (4) sets of black (or blue) line ozalid prints and two (2) reproducible copies (sepias) such plans to be executed in a quality acceptable for the purposes of filing for a Building Permit with the Building Department of the City, and such plans shall be signed and sealed:

         Architectural Plans - by an architect licensed in the State of Connecticut; and

         Electrical/Mechanical - by an engineer licensed in the State of Connecticut

     (b) It is understood that Landlord does not provide architectural, mechanical, electrical or layout services and all of such work shall be performed by others for Tenant at Tenant's cost and expense. Landlord, however, agrees to get involved with the preparation of the Tenant's Plans and consult with Tenant with regard to budgeting and/or layout of Tenant's space promptly after the execution of this Lease.

     (c) Landlord shall review all of Tenant's Plans within seven (7) days, of submission to Landlord and shall approve or disapprove Tenant's Plans, with reasons, within the seven (7) day period. In the event Landlord disapproves Tenant's Plans, then Tenant shall resubmit the Tenant Plans within seven (7) days thereafter and Landlord shall then approve or disapprove with reasons within seven (7) days after receipt of the resubmitted Plans.

     (d) All Tenant's Plans shall be submitted in accordance with the provisions of this Exhibit.

     (e) Any architect, designer or consultant acting for or on behalf of Tenant shall be deemed an agent of and authorized to bind Tenant in all respects. Tenant's contractor shall submit all plans for or on behalf of Tenant, for any approval or permit, to the governmental authority having jurisdiction over the construction of the Demised Premises and Tenant shall pay any and all costs for obtaining permits or filing Tenant's Plans.

     (f) All plans, drawings, and specifications with respect to the Demised Premises and required to be submitted by Tenant, shall comply and conform with the Building plans filed with the Building Department of the City of Stamford, and with all the rules, regulations and other requirements of any governmental department having jurisdiction over the construction of the Building or the Demised Premises. Any changes required by any governmental department affecting the construction of the Building or the Demised Premises shall be complied with by Tenant in completing the Building or the Demised Premises and shall not be deemed to be a violation of Tenant's Plans or any provision of this Exhibit, and shall be accepted by Tenant.

   4.(a) Landlord agrees to afford Tenant access to the Demised Premises prior to the completion and possession date for the purpose of making inspections, taking measurements and making Tenant's Installations (all of which are to be paid for by Tenant), provided that the construction of the Building and the Demised Premises and all installations required to be made by the Landlord therein shall have reached a point which in

                                     -D1-

Landlord's sole judgment, exercised in good faith, will not delay or hamper Landlord in performing Landlord's obligations. This Paragraph shall permit Tenant to make only installations or improvements in the Demised Premises, including, but not limited to, millwork, computer and telephone systems, carpeting and interior decorative treatments, such installations to be in conformity with the regulations promulgated by the State of Connecticut and City of Stamford Fire Marshall's Offices. Upon Landlord's request, a certificate of Compliance must be presented by Tenant's carpet manufacturer to the regulatory bodies, prior to the issuance of a Certificate of Occupancy by the Building Department. Landlord has been advised by said Fire Marshall and Tenant is aware that certain types of carpet backing may not meet state and local regulatory requirements. In the event the Landlord causes delay in Tenant's Work by failure to perform its obligations hereunder, or by any negligence or intentional act, then such period of delay caused by Landlord shall be added to the one hundred
(100) day period specified in Articles One and Four of this Lease.

     (b) Prior to the commencement of Tenant's Installation, Tenant shall submit to Landlord complete detailed plans and specifications thereof for Landlord's prior written approval, which shall not be unreasonably be withheld or delayed

     (c) Any entry by Tenant in or on the Demised Premises shall be at Tenant's sole risk except for any loss or damage caused by the negligence or intentional act of Landlord, its agents or employees. Upon request of Landlord, Tenant shall pay for and deliver to Landlord, policies and certificates of insurance in amounts and with such companies as shall be reasonably satisfactory to Landlord, such as, but not limited to Public Liability, Property Damage and Workers' Compensation to protect Landlord and Tenant during the period of making such Tenant's Installations. Landlord shall be named as an additional insured in such policies or certificates of insurance and the same shall be continued in effect, by Tenant at its cost and expense, during the period of the performance of Tenant's Installations.

     (d) All Tenant's Installations shall be in accordance with the rules and regulations of any governmental department or bureau having jurisdiction thereover, and shall not conflict with or be in violation of, or cause any violation of Landlord's basic building plans and/or the construction of the Building, and all Tenant's Installations shall be completed free of all liens and encumbrances. All permits which may be required by Tenant for Tenant's Installations shall be procured and paid for by Tenant only after having obtained Landlord's written approval of such work, or, if Landlord shall deem the same advisable, Landlord may procure such permit and Tenant shall pay for the same. No plans and/or specifications required to be filed by Tenant pursuant to any work contemplated to be performed by it within the Demised Premises shall be filed or submitted to any governmental authority having jurisdiction thereover without first having obtained Landlord's approval to the same not to be unreasonably withheld.

     (e) In the event Tenant or Tenant's contractor shall enter upon the Demised Premises or any other part of the building, as may be above permitted by Landlord, Tenant agrees to indemnify and save Landlord free and harmless from and against any and all claims arising from or claimed to arise from any act, or for any other reason whatsoever arising out of said entry or such work.

     (f) Any costs for services incurred or repairs required due to Tenant's contractors or Tenant's Installations shall be paid for by Tenant.

   6.(a) Landlord shall provide Tenant a tenant improvement allowance for application against the cost of Tenant's Work (including all costs of permits, building fees and architectural and engineering fees and costs) in an amount of $172,296.00 (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be payable in three (3) equal payments of each within one (1) week

                                     -D2-
following receipt of an application for payment accompanied by a certification by Tenant's architect that the work has been completed in at least the following amounts" (1) 33%, (2) 66%, (3) substantially complete. Substantially complete is defined for purposes of this article only (and not for the commencement of rent) as; when Tenant's Work is sufficiently complete so that Tenant can use and occupy the Premises for the conduct of its business, subject to the completion of minor "punch-list" items which do not materially interfere with the use and occupancy of the Premises.

     6.(b) Partial payments of the Tenant Improvement allowance during the progress of the work shall be applied for by Tenant presenting completed AIA Documents G702 and G703.

     6.(c) The final payment of the Tenant Improvement Allowance shall not become due or payable unless and until (i) a Certificate of Occupancy is received, and (ii) Tenant's architect certifies as the architect of record that substantial completion has been achieved. If substantial completion is determined at less than 100%, then an amount sufficient to complete the remainder of the work shall be retained until such time as the work is fully completed pursuant to Landlord's requirements including such items as "as built documents," balancing reports and related items.

     6.(d) Portions of the Improvement Allowance shall be paid directly by Landlord to contractors designated by Tenant, in amounts stipulated in 6.(a).

     7. Telephone installation and all costs therefor shall be the sole responsibility of Tenant, and Tenant shall make all necessary arrangements.
Such telephone installations are subject to approval by Landlord and must be performed in strict compliance with all government codes. At the expiration or earlier termination of the Lease, Tenant shall be responsible for the removal of all telecommunications and data wiring and any affiliated equipment.

                                     -D3-

                      INSTRUCTIONS TO MOVING CONTRACTORS

  1. The directions of the Landlord and/or his managing agent will be followed at all times.

  2. No furniture and/or building materials will be moved in or out of the building from 8:00 a.m. to 6:00 p.m., Monday through Friday, unless approved by the Landlord and/or his managing agent.

  3. The moving contractor must submit, not later than two weeks prior to the move, a written schedule which indicates the date and time the move will commence and also the same for the completion of the move.

  4. All routes over finished floors will be protected with a minimum 3/8" plywood runway, which is to be picked up at the close of work each day.

  5. Appropriate warning signs are to be posted in all public corridors and lobbies used.

  6. Temporary staging of furniture and equipment in public areas is not permitted.

  7. All areas traveled are to be broom cleaned at the close of each day. Elevators are to be swept and debris carried from the car, NOT across the door opening.

  8. Workmen should use the toilet facilities provided by the general contractor.

  9. The load limit of 3,000 pounds in the passenger elevator is NOT to be exceeded.

  10. No more than two trailers will be allowed at the loading dock.

  11. Only rubber wheeled dollies and carts, in good operating condition, may be used. Excess oil and grease must be removed from wheels to prevent staining flooring.

  12. Reasonable care must be taken at all times to avoid any personal injury or property damage.

  13. All packing and crating materials must be removed at the end of each day, and NOT be left to accumulate over night (fire hazard).

  14. The moving contractor must utilize labor that will work in harmony with other labor in the building. In addition, Landlord's office should receive not later than two weeks prior to move, insurance certificates evidencing the following minimum coverages:

Workmen's Compensation Insurance - Statutory Limit

Comprehensive Public Liability:
Property Damage Coverage     -       Minimum $ 1,000,000.00

Bodily Injury or Death   -   One person - Minimum $250,000
                         -   More than one person - Minimum $500,000

All certificates are to stipulate that ten (10) days prior notice of cancellation will be given to the Tenant and to:

F. D. RICH MANAGEMENT COMPANY, agent for
High Ridge Park Associates
Five High Ridge Park
Stamford, Connecticut 06905

                                     -D4-

                     INSTRUCTIONS TO TENANT'S CONTRACTORS

  1. It shall be Tenant's contractor's responsibility to schedule the performance of his work and notify the Landlord's Project Manager of his proposed schedule, so that the contractor's elevator usage for material deliveries and rubbish removal may be coordinated with the over-all project (reserved) hoisting usage.

  2. The Tenant's contractor shall notify Landlord's Project Manager at least four (4) weeks prior to his proposed starting date to perform Tenant Work and at that time will discuss the arrangements and requirements of his schedule. At this contact time, Landlord's Project Manager would like to cover the following items to determine reservation time schedule:

  a. Material delivery, schedule - dates - times
  b. Number of vehicles
  c. Elevator Service and hoist reservation time
  d. Docking arrangements and reservation time
  e. Insurance requirements
  f. Names and telephone numbers of contact and coordinators
  g. General instructions - rules and regulations

  3. The Tenant's contractor shall confirm his schedule with the Landlord's Project Manager, not less than 48 hours in advance of his pre-scheduled material deliveries. It shall be Tenant's contractor's sole responsibility to confirm his reservation times, and in the event that this confirmation is not verified and re-executed it shall be deemed that his reservations are to be voided (cancelled) and allocated to others. He shall then be required to reschedule both his deliveries and his reservations through the Landlord's Project Manager. In all fairness to the other Tenants going into the building, if Tenant's contractor fails to meet or confirm this date, his contractor will have to wait until there is free time in the material delivery and hoisting schedule before they will be allowed to perform Tenant Work. Landlord's Project Manager will make every effort to accommodate the Tenant's contractor as early as possible, but it is very likely that to re-schedule would effect a serious time delay; you can clearly see, then that it is extremely important to confirm the schedule not less than 48 hours in advance, and if possible, preferably three to five days ahead of time.

  4. Tenant and its contractors shall remain responsible for the scheduling and transportation of material and equipment used in the performance of Tenant's Work and for the removal from the Building of waste and debris resulting from the performance of Tenant's Work, and Landlord shall not be responsible for coordination of the work of Tenant's contractors with the work of Landlord's contractors. However, Landlord and Tenant shall cooperate in their respective performances of Landlord's Work and Tenant's Work in order to enable the same to be properly coordinated. Tenant shall not be under any obligation to employ any of Landlord's contractors or to pay any charge to any of them by reason of Tenant's having other contractors or purchasing any materials or labor or employing any labor from other sources. Tenant and its contractors shall not be under any obligation to pay for water, electricity, heat, ventilation or cooling provided in the Premises during the performance of any of Tenant's Work during normal working hours of the Building construction project.

  5. Temporary staging of materials and equipment in public areas is not permitted.

  6. Should large equipment or materials need to be transported via dollies and/or carts, then the contractor transporting such equipment or materials shall protect all routes over finished floors with a minimum of 3/8" plywood runway, which will be picked up at the close of work each day.

  7. All areas traveled are to be broom cleaned at the close of each day. Elevators are to be swept and debris carried from the car, NOT swept across the door opening.

                                     -D5-

  8. Workmen should use the toilet facilities provided by the general contractor.

  9. The hoisting load limit of 3,000 pounds in passenger elevator is NOT to be exceeded.

  10. All packing and crating materials must be removed at the end of each day, and not be left to accumulate over night (fire hazard).

  11. The Tenant's contractor must utilize labor that will work in harmony with other labor in the Building. In addition, Landlord's Project Manager should receive not later than two weeks prior to contractor's performance of Tenant's Work, insurance certificates evidencing the following minimum coverages:

Workmen's Compensation Insurance - Statutory Limit

Comprehensive Public Liability:
Property Damage Coverage - Minimum $ 1,000,000.00

Bodily Injury or Death
      - One Person - Minimum $250,000
      - More than one person - Minimum $500,000

All certificates are to stipulate that ten (10) days prior notice of cancellation will be given to the Tenant and to:

F. D. RICH MANAGEMENT COMPANY, as agent for
High Ridge Park Associates
Five High Ridge Park
Stamford, Connecticut 06905

                                     -D6-

                                   EXHIBIT E

                             ELECTRICITY SCHEDULE

     1. Landlord and Tenant have agreed that Landlord will furnish electrical energy (the "LANDLORD'S STANDARD ELECTRICAL SERVICE") to Tenant for use in the "Demised Premises"; the annual cost of such electrical energy (based on 6 watts of combined connected electrical load for lighting and convenience outlets per square foot of Demised Premises for up to 240 hours of use per month) shall be as set forth in the rate schedule below, and shall be considered to be additional rent.

                    Size of                                Rate Per Year
               Demised Premises                             Per Rentable
               Rentable Sq. Ft.                             Square Foot
                   0     -        399                          $1.92
                 400     -        799                           1.82
                 800     -        899                           1.79
                 900     -        999                           1.77
               1,000     -      1,999                           1.63
               2,000     -      2,999                           1.57
               3,000     -      3,999                           1.54
               4,000     -      4,999                           1.53
               5,000     -      6,999                           1.52
               7,000     -     10,999                           1.51
              11,000     &      above

     Adjustments:  (a) or each additional two (2) hours of use per week add
                       $.031 per rentable square foot per year.

                   (b) For each additional watt per square foot, add $0.3005 per rentable square foot per year.

     2. For the purpose of the provisions of this Exhibit "E" of this Lease, the Demised Premises shall be deemed to be a floor area of 14,358 rentable square feet.

     3. Landlord shall furnish to the Demised Premises Landlord's Standard Electrical Service through the transmission facilities initially installed by Landlord in the Building, in the form of alternating electrical energy, to be used by Tenant for the operation of lighting fixtures and electrical outlets initially installed in the Demised Premises.

     4.   It is specifically understood that:

     (a) All installations of electrical fixtures, appliances and equipment within the Demised Premises shall be subject to Landlord's prior written approval which shall not unreasonably be withheld or delayed; and

     (b) In the event that Tenant shall require additional electrical energy for use in the Demised Premises and if, in Landlord's reasonable judgement, Landlord's facilities are inadequate for such additional requirements, and if electrical energy for such additional requirements is available to Landlord, Landlord, upon written request and the sole cost and expense of Tenant, will furnish and install such additional wires, risers, conduits, feeders, panels and switchboards as reasonably may be required to supply such additional requirements of the Tenant provided: (1) that same shall be permitted by applicable laws and not in violation of

                                     -E1-
          any insurance regulations or recommendations, (2) that, in Landlord's reasonable judgement, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, (3) that Tenant at Tenant's expense shall, concurrently with the making of such written request, execute and deliver to Landlord Tenant's written undertaking, with a surety and in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any such additional wires, risers, conduits, feeders, panels, and/or switchboards, and (4) that such installation does not preclude expansion of electrical service for other tenants. Tenant covenants and agrees that at all times its use of electrical current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. It is further covenanted and agreed by Tenant that all the aforesaid costs and expenses are chargeable and collectable as additional rent and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefore.

     5. Tenant shall pay Landlord for Landlord's Standard Electrical Service an amount computed by multiplying the rate per rentable square foot as set forth in Paragraph 1 above, as adjusted, times the rentable square feet of floor area of the Demised Premises as set forth in Paragraph 2 above. The resulting product shall be paid by Tenant to Landlord in advance in twelve (12) equal monthly installments as additional rent.

     6. The cost of electrical energy as shown in Paragraph 1 above, has been based on The Connecticut Light and Power Company's current rates for General Service Electric Rate 30 and the applicable State of Connecticut sales taxes.
If the filed Rate 30 (or any successor classification reflecting similar service) of Connecticut Light and Power Company (or its successor) and/or the State of Connecticut sales taxes shall be increased or decreased from and after the date hereof, the parties agree that the Utility Charge shall be increased or decreased, as the case may be, by applying the new rates to the connected load and hourly use factor as set forth in Paragraph 1 above, as adjusted, such increase or decrease to go into effect on the first day of the month following such decrease or increase in such Rate 30 (or its successor) and/or the State of Connecticut sales taxes. Such increase or decrease in rates shall apply not only to the Demised Premises under this Lease but also to any option area referred to herein, so that, at the time such area shall become part of the Demised Premises (if it shall become part of the Demised Premises) the increase in additional rent for the Utility Charge to be paid by Tenant at such time shall be increased or decreased to reflect all changes in the aforesaid rates from the date hereof to the time such area shall become part of the Demised Premises.

     7. The Connecticut Public Utilities Commission has granted Connecticut Light and Power Company the right to add to customers' bills the increase in cost of fuel oil used to manufacture electricity. Such a fuel cost adjustment will be effected by adding a monthly surcharge to the normal bills based on the monthly kilowatt-hours used. It is expected that such an increase cost factor will change from month to month. It is hereby agreed and understood. that the Landlord, at its option, has the right to pass on such surcharge to the Tenant by billing Tenant monthly or annually, as elected by Landlord, for such monthly increase amounts retroactively (increase factor multiplied by monthly kilowatt-hours as established elsewhere in this Exhibit "E"). It is further agreed and understood that the operation of this Paragraph 7 shall survive the termination of this Lease.

     8. Notwithstanding anything to the contrary contained herein, Landlord agrees that any increase in charges to Tenant for electricity shall be commensurate with Tenant's actual usage of electricity and the charges of Connecticut Light & Power (or its successor) for said electricity.

                                     -E2-

                                   EXHIBIT G
                               LIMITED GUARANTEE

     This Limited Guarantee is executed by Michael Loeb in connection with that certain Lease from High Ridge Park Associates ("Landlord") to NewSub Services,
Inc. ("Tenant") dated August   1995 with respect to office space located on the
third floor of Building Four, High Ridge Park, Stamford, Connecticut.

     In consideration of the execution of the above-referenced Lease (the "Lease") by the Landlord, at the request of the undersigned and in reliance on the Guarantee, the undersigned hereby guarantees unto the Landlord, its successors and assigns, the prompt payment of all rent and additional rent and the performance of all of the terms, covenants and conditions set forth in the Lease, subject to the limitations set forth below. The undersigned hereby consents to any extensions of time or changes in the manner of payment or performance of any of the terms and conditions of the Lease the Landlord may grant the Tenant, and further consents to the assignment of the Lease, and any modifications thereof, all without notice to the undersigned. The undersigned agrees to pay the Landlord all expenses, including reasonable attorneys fees and disbursements incurred in enforcing the obligations of the Tenant under the Lease and in enforcing this Guarantee, subject to the limitations set forth below.

     Notwithstanding anything to the contrary contained herein, the liability of the undersigned pursuant to this Guarantee is limited to the sum of $300,000. Said limitation is referred to herein as the "Guarantee Limit". This Guarantee is subject to the further limitation that upon each anniversary of the commencement date of the Lease, the Guarantee Limit shall be automatically reduced by $30,000 as long as the Tenant is in full conformance with the terms of the Lease at the time of said reduction. Article 5 of the Lease provides that the Landlord shall release the undersigned from any further liability pursuant to this Guarantee at the end of the fifth year of the Lease if the Tenant delivers to Landlord a cash security deposit in the amount of $75,000.00

     In Witness Whereof, the undersigned executed this Guarantee on August
1995.



                                           /s/ Michael Loeb
                                    --------------------------------
                                    Michael Loeb

                           FIRST AMENDMENT OF LEASE
                           ------------------------

     This FIRST AMENDMENT OF LEASE, made as of the __ day of ___________, 1995, by and between HIGH RIDGE PARK ASSOCIATES, acting herein as WINTER REALTY, having an address at One Landmark Square, Stamford, Connecticut 06901 ("Landlord") and NewSub Services, Inc., a Connecticut Corporation, having an office at Building Four, High Ridge Park, Stamford, Connecticut 06905 ("Tenant").

                             W I T N E S S E T H:

     WHEREAS Landlord and Tenant have entered Into a Lease dated August 30, 1995 (the "Lease"), with respect to approximately 14,358 rentable square feet on the third (3rd) floor of Building Four, High Ridge Park, Stamford, Connecticut 06905. Accordingly, Landlord and Tenant agree to expand Tenant's offices by an additional 530 rentable square feet.

     NOW, THEREFORE, the parties agree as follows:

     1.   Section 1.02 of the Lease is hereby amended to read as follows:

          "Landlord and Tenant hereby agree the space consists of a revised total of 14,888 rentable square feet..."

     2. Section 1.04(c) of the Lease is hereby added to the Lease to read as follows:

          "(c) Effective January 1, 1997, Fixed Rent (the "fixed rent") for the additional 530 rentable square feet shall be commensurate with Tenant's existing rental structure as follows:

                                 Rental Amount     Annual Fixed     Monthly Fixed
             Lease Years          Per Sq. Ft.       Rent Amount      Rent Amount
       ----------------------   ---------------  ----------------  ---------------
         12/07/95 - 12/31/96           - 0 -           - 0 -             - 0 -
         01/01/97 - 12/06/00           $20.00        $10,600.00         $883.33
         12/07/00 - 12/06/03           $21.00        $11,130.00         $927.50
         12/07/03 - 12/31/05           $22.00        $11,660.00         $971.67

     3. Section 6.01(e) and 7.02(d) of the Lease is hereby amended to read as follows:
          "The Term "Tenant's Proportionate Share" shall be revised to 24.41%."

     4.   Exhibit "A" of the Lease is hereby replaced by Exhibit "A-1".

     5.   Exhibit "E" of the Lease is hereby replaced by Exhibit "E-1".

     6. Tenant shall take possession of the Demised Premises in an "as is" condition; and Landlord shall not be obligated to expend any money for a tenant improvement allowance for the 530 rentable square feet. Such cost shall be borne by Tenant.

     7.   Article 31.04 is added to the Lease to read as follows:

          "Landlord shall not be responsible for the payment of any real estate commission to said broker and Tenant shall hold Landlord harmless from the claim of any real estate broker or salesman for the additional 530 rentable square feet. Tenant shall pay broker directly, if warranted, for the additional space."

New Sub Services, Inc.
First Amendment of Lease
Page 2 of 3


     8. Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this First Amendment of Lease to be executed as of the day and year first above written.

Signed, Sealed and Delivered
in the Presence of:                     LANDLORD:
                                        HIGH RIDGE PARK ASSOCIATES

                                        By:  Winter Realty Corp., General
                                             Partner
_______________________________



_______________________________         __________________________________
                                        Robert N. Rich
                                        Its: President


/s/ Robert D. Bock                      TENANT:
-------------------------------
                                        NewSub Services, Inc.

/s/ Melanie Catalano                    /s/ Michael R. Loeb
-------------------------------         ----------------------------------
                                        Its: President

New Sub Services, Inc.
First Amendment of Lease
Page 3 of 3


STATE OF CONNECTICUT     )
                         )    ss:
COUNTY OF FAIRFIELD      )

Before me, the undersigned, this _____ day of _____________, 1995, personally appeared Robert N. Rich, known to me to be the President of Winter Realty Corp., a general partner of HIGH RIDGE PARK ASSOCIATES, and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed as such officer, the free act and deed of such corporation as such general partner and the free act and deed of said general partnership.

In Witness Whereof, I hereunto set my hand.



                                    ______________________________________
                                    Notary Public/Commissioner of the
                                    Superior Court



STATE OF CONNECTICUT     )
                         )    ss:   New Canaan, CT
COUNTY OF FAIRFIELD      )

Before me, the undersigned, this 18/th/ day of Dec., 1995, personally appeared Michael Loeb, known to me to be the President of ___________________, a corporation, and that he as such officer, signer and sealer of the foregoing instrument acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation partnership.

In Witness Whereof, I hereunto set my hand.



                                    /s/ Illegible
                                    -------------------------------
                                    Notary Public/Commissioner of the
                                    Superior Court
                                    MY COMMISSION EXPIRES
                                         OCTOBER 31, 1999

                           SECOND AMENDMENT TO LEASE

     This Amendment to Lease is entered into as of October 3, 1996 by and between High Ridge Park Associates (the "Landlord") and NewSub Services, Inc. (the "Tenant").

     Whereas, the Landlord and the Tenant entered into a lease dated August 30, 1995 (the "Lease") with respect to certain premises located on the third floor of Building Number 4, High Ridge Park, Stamford, Connecticut; and

     Whereas, the Landlord and the Tenant desire to amend the Lease so as to include within the leased premises certain space located on the Pond Level of Building Number 4, High Ridge Park, Stamford, Connecticut; and

     Whereas, the Landlord and the Tenant have agreed to certain other modifications to the Lease as hereinafter set forth.

     Now therefore, in consideration of the mutual covenants set forth herein, the Landlord and the Tenant agree that the Lease shall be, and hereby is, amended as follows:

1.   Add the following as an additional paragraph at the end of Section 1.01:

"As used herein, the term Third Floor Space shall mean certain space on the third floor of the Building, which space is shown on the floor plan annexed hereto as Exhibit A. As used herein, the term Pond Level Space shall mean certain space on the Pond Level of the Building, which space is shown on the floor plan annexed to the Amendment to Lease as Exhibit A-1. As used herein, the term Premises and the term Demised Premises shall each mean the Third Floor Space and the Pond Level Space, collectively. As used herein, the term Third Floor Commencement Date shall mean the date upon which this Lease shall commence as to the Third Floor Space. As used herein, the term Pond Level Commencement Date shall mean the date upon which this Lease Amendment shall commence."

2. Amend the first sentence of Section 1.02 to delete the word "space" and insert instead the words "Third Floor Space."

3.   Delete the last sentence of Section 1.02, and insert instead the following:
"Landlord and Tenant hereby agree and stipulate that for purposes of this Lease, the Pond Level Space consists of a total of 6104 rentable square feet on the Pond Level of the Building which are outlined on the floor plan annexed hereto as Exhibit A-1 and hereby made a part hereof.

4. In Section 1.03, each time the term "Demised Premises" appears, delete it and replace it with the term "Third Floor Space" and each time the term "Commencement

Date" appears, delete it and replace it with the term "Third Floor Commencement Date."

5. After Section 1.03 add the following as Section 1.03.1: "The term for which the Pond Level Space is leased pursuant to this Lease shall commence on the date which is 120 days after the date the Amendment to Lease has been fully executed and delivered, or the date on which Tenant takes occupancy of the Pond Level Space for purposes of conducting business, whichever occurs earlier. The term for which the Pond Level Space is leased pursuant to this Lease shall end on the Expiration Date with respect to the Third Floor Space, which is December 31, 2005. Promptly following the Pond Level Commencement Date, the Landlord shall send to Tenant a notice stating the Pond Level Commencement Date."

6. Delete the first line of Section 1.04(a) and insert instead: "Fixed rent for the Third Floor Space shall be as follows:"

7. Delete Section 1.04(c) and insert instead the following: "With respect to the Third Floor Space, Tenant's first nine months of fixed base rent only shall be waived during the first lease year, commencing as of the Third Floor Commencement Date. With respect to the Pond Level Space, Tenant's first three months of fixed base rent only shall be waived during the first lease year, commencing as of the Pond Level Commencement Date."

8. Add the following as Section 1.04 (d) "The annual fixed base rent for the Pond Level Space, expressed in dollars, shall be $122,080. Said fixed base rent for the Pond Level Space shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, except as otherwise set forth herein."

9. Add the following at the end of Section 1.06: "Tenant shall commence paying monthly installments of fixed base rent with respect to the Pond Level Space upon the expiration of the free rent period as set forth in Section 1.04(c)."

10. Amend Sections 3.01 and 3.02 by deleting the term "Demised Premises" and inserting instead the term "Third Floor Space."

11. Add the following as Section 3.05: "Tenant shall hire one or more contractor(s) for the purpose of performing the work in the Pond Level Space as set forth in the Work Letter, upon the terms and conditions specified in the Work Letter. Said contractors shall be subject to Landlord's approval, which shall not unreasonably be withheld."

12.  Delete the term "Demised Premises" each time it appears in Sections 4.01,
4.02 and 4.03, and insert instead the term "Third Floor Space."

12.1 In Section 5.01, delete "$75,000" and insert instead "$100,000."

13. Add the following as Section 6.05: "Notwithstanding anything to the contrary contained in this Article 6, there shall be separate calculations of Tenant's proportionate share of real estate taxes with respect to the Third Floor Space and the Pond Level Space. For purposes of said calculation for the Third Floor Space, the Tax Base Year shall be as set forth in Section 6.01(a), and Tenant's Proportionate Share shall be as set forth in Section 6.01(e). For purposes of said calculation for the Pond Level Space, the Tax Base year shall mean the tax fiscal year of July 1, 1996 to June 30, 1997, and Tenant's Proportionate Share shall be 10.01%."

14.  Delete the first sentence of Section 7.02 and insert instead the following:
"The term Tenant's Proportionate Share for purposes of the Operating Cost Adjustment shall be 33.54%."

15. Add the following at the end of Section 8.03: "Prior to the Pond Level Commencement Date, Landlord shall use its best efforts to deliver to Tenant a standard Nondisturbance Agreement pertaining to the Pond Level Space. The substance of said Nondisturbance Agreement shall as described in the third sentence of this Section."

16. In the fourth sentence of Section 8.03, after the term "Nondisturbance Agreement" add the following: "with respect to Premises."

17. In the first sentence of Section 31.03, delete the term "Demised Premises" and insert instead the term "Third Floor Space."

18.  Add the following as Section 31.04.

"Tenant represents that no broker interested it in the Pond Level Space. Tenant agrees to indemnify and hold the Landlord harmless with respect to any obligation of Landlord to pay a commission to a broker on account of Tenant leasing the Pond Level Space, provided it is proven that a commission is due and payable because such broker interested Tenant in the Pond Level Space."

19.  Delete Sections 42.00 (a) and (b) and insert instead the following:

"42.00(a) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the Third Floor Space as of December 31, 2000 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate as to the Third Floor Space, not later than October 31, 2000, Tenant shall pay $150,000 to Landlord.

     (b) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the Pond Level Space as of December 31, 2000 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate as to the Pond Level Space, not later than October 31, 2000, Tenant shall pay $50,000 to Landlord."

20.  Delete Section 42.00 (d) and insert instead the following:

     "(d) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the Third Floor Space as of June 30, 2002 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate as to the Third Floor Space, not later than April 30, 2002, Tenant shall pay $375,000 to Landlord.

     (e) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the Pond Level Space as of June 30, 2002 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate as to the Pond Level Space, not later than April 30, 2002, Tenant shall pay $35,000 to Landlord.

     (f) If Tenant has provided the $100,000 security deposit to the Landlord as stipulated in the Limited Guarantee, and Tenant exercises the early termination options described in Sections 42.00 (d) and (e) above, said security deposit shall be credited against the termination fees described in said sections."

21.  Add the following as Section 46 of the Lease:

"The Landlord hereby offers to Tenant the right to Lease space on the second floor of Building Four at High Ridge Park, which space is described as follows: approximately 2,380 rentable square feet currently occupied by NTI (the "NTI Space"). Tenant agrees to lease the NTI Space as described herein. The commencement date with respect to the NTI Space shall be approximately the date that Landlord has obtained exclusive possession of the space. The expiration date with respect to said space shall be coterminus with the Expiration Date for the Third Floor and Pond Level Spaces. Landlord offers the NTI Space at a fixed base rent of $21 per rentable square foot. There shall not be an improvement allowance for the NTI Space. Other terms with respect to the NTI Space shall be subject to good faith negotiation between Landlord and Tenant, and shall be documented in an amendment to the Lease.

The Landlord represents that it intends to relocate Tenneco from approximately 3,260 square feet of space on the second floor of Building Four (the "Tenneco Space") when the term of its current lease expires. Landlord and Tenant hereby confirm that they intend to enter into an amendment to the Lease whereby Tenant shall lease the Tenneco Space for a term which is coterminus with the term of the Third Floor and Pond Level Spaces. The parties shall negotiate in good faith with respect to the base rent, fit-up allowance and other details of the amendment to the Lease. The parties intend that the terms with respect to the Tenneco Space shall be generally consistent with the terms applicable to the other space leased by Tenant in Building Four, and reflective of current fair market conditions for similar space and properties in the Stamford, Connecticut marketplace."

22.  Add the following as Section 47:

"Landlord acknowledges that Tenant considers the use of the lunchroom on the Pond Level to be a material benefit. Landlord agrees that during the term of this Lease and any extensions hereof, Tenant shall continue to have the use of said lunchroom in the manner that is their custom, or other space of comparable size and quality in the building, for the purpose of serving and consuming food and beverages. Tenant acknowledges that use of the lunchroom shall be shared with other tenants in the building. Tenant shall cooperate with Landlord and the other tenants in the building with respect to hours of use, conduct and cleanliness."

23.  Add the following as Section 48:

"Tenant shall have the right to install a sink, coffee machines and ice maker in a kitchen area within the Pond Level Space, subject to Landlord's review and approval of Tenant's plans, which approval shall not unreasonably be withheld."

24.  Add the following as Section 49:

"Prior to the Pond Level Commencement Date, Landlord shall provide to Tenant a certificate or existing written evidence from a qualified expert in the field of asbestos testing, abatement and remediation, confirming that there is no asbestos within or adjacent to the Pond Level Space. In addition, prior to the Pond Level Commencement Date, Landlord shall provide to Tenant a certificate or existing written evidence from a qualified expert in the field of radon testing, confirming that the radon reading within the Pond Level Space is less than 4.0 pirocuries per liter."

25.  Add the following as Section 50:

"Landlord agrees that Tenant shall have the right to run cables from the Third Floor Space to the Pond Level Space for the purpose of connecting Tenant's telephone and computer systems as located within said two spaces, subject to Landlord's review and approval of Tenant's plans, which approval shall not unreasonably be withheld."

26.  Add the following as Section 51:

"Within 30 days after the date of the Amendment to Lease, Landlord shall replace the broken window in the Pond Level Space."

27.  Add the following as Section 52:

"Not later than the Pond Level Commencement Date, Landlord shall do the following within the Pond Level Space at Landlord's expense: (a) repair and/or replace any missing HVAC units and related cabinetry within said space; and (b) make appropriate modifications to the waste-water line running through the Pond Level Space so as to materially reduce the noise from said plumbing heard within said space."

28.  Add the following at the end of Section 6 (a) of Exhibit D - Work Letter:
"Except for the definition of the term Substantially Complete, this Section 6(a) shall apply only to the fit-up of the Third Floor Space. The definition of the term Substantially Complete shall apply to the entire Premises."

29.  Add the following as Section 6(e) of Exhibit D - Work Letter:

"Landlord shall provide Tenant a tenant improvement allowance of $122,080 (the "Pond Level Improvement Allowance") for application against the cost of Tenant's Work (including all costs of permits, building fees, and architectural and engineering fees and costs) with respect to the fit-up of the Pond Level. The Pond Level Improvement Allowance shall be payable in three equal payments, each within one week following receipt of an application for payment accompanied by a certification by Tenant's architect that the work has been completed in at least the following amounts: (1) 33%; (2) 66%; and (3) Substantially Complete as defined in Section 6(a). Portions of the Pond Level Improvement Allowance shall be paid directly by Landlord to contractors designated by Tenant, in the amounts stipulated in the preceding sentence."

30. Delete the first: sentence of Exhibit G - Limited Guarantee, and insert instead the following: "This Limited Guarantee is executed by Michael Loeb in connection with that certain Lease from High Ridge Park Associates to NewSub Services, Inc. dated August 30, 1995 (as modified from time to time) with respect to office space located in Building Four, High Ridge Park, Stamford, Connecticut."

31. Delete the first sentence of the third paragraph of Exhibit G Limited Guarantee, and insert instead the following: "Notwithstanding anything to the contrary contained herein, the liability of the undersigned pursuant to this Guarantee is limited to the sum of $400,000.

32. Amend the third paragraph of Exhibit G Limited Guarantee as follows: delete "$75,000" and insert instead "$100,000."

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment to Lease as of the date first above written.


                              LANDLORD:
                              High Ridge Park Associates
                              By Winter Realty Corp.


                              By:   /s/ Robert N. Rich
                                  ---------------------------------
                                    Robert N. Rich
                                    Its President


                              TENANT:
                              NewSub Services, Inc.



                              By:   /s/ Michael Loeb
                                  ---------------------------------
                                    Michael Loeb
                                    Its President

STATE OF CONNECTICUT     )
                         )    ss:  STAMFORD
COUNTY OF FAIRFIELD      )

Before me, the undersigned, this 4/th/ day of October, 1996, personally appeared Robert N. Rich, known to me to be the President of Winter Realty Corp., a general partner of HIGH RIDGE PARK ASSOCIATES, and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed as such officer, the free act and deed of such corporation as such general partner and the free act and deed of said general partnership.

In Witness Whereof, I hereunto set my hand.



                                    /s/ Alyce G. Bernstein
                                    ----------------------------------------
                                    Notary Public
                                         ALYCE G. BERNSTEIN
                                         NOTARY PUBLIC
                                         MY COMMISSION EXPIRES JUNE 30, 1999


STATE OF CONNECTICUT     )
                         )    ss:  STAMFORD
COUNTY OF FAIRFIELD      )

Before me, the undersigned, this 3/rd/ day of October, 1996, personally appeared Michael Loeb, known to me to be the President of NewSub Services, Inc., a corporation, and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of such corporation partnership.

In Witness Whereof, I hereunto set my hand.



                                    /s/ Illegible
                                    --------------------------------------
                                    Notary Public/Commissioner of the
                                    Superior Court
                                    MY COMMISSION EXPIRES
                                         OCTOBER 31, 1999

                           THIRD AMENDMENT TO LEASE


     This Amendment to Lease is entered into as of July 17, 1997 by and between High Ridge Park Associates, LLC (the "Landlord") and NewSub Services, Inc. (the "Tenant").

     Whereas, the Landlord and the Tenant entered into a lease dated August 30, 1995 (the "Lease") with respect to certain premises located on the third floor of Building Number 4, High Ridge Park, Stamford, Connecticut; and

     Whereas, the Lease was amended to include additional space on the Pond Level of said building pursuant to the Second Amendment to Lease dated October 3, 1996 (the "Second Amendment"); and

     Whereas, the Landlord and the Tenant desire to further amend the Lease so as to include within the leased premises certain space located on the second floor of Building Number 4, High Ridge Park, Stamford, Connecticut; and

     Whereas, the Landlord and the Tenant have agreed to certain other modifications to the Lease as previously amended by the Second Amendment.

     Now therefore, in consideration of the mutual covenants set forth herein, the Landlord and the Tenant agree that the Lease as previously amended is further amended as follows:

1.   The following is added as an additional paragraph of Section 1.01 of the
Lease:

"As used herein, the term 'NTI Space' shall mean certain space located on the second floor of the Building, which space is shown on the floor plan annexed hereto as Exhibit A-2. As used herein, the term 'Tenneco Space' shall mean certain space located on the second floor of the Building, which space is shown on the floor plan annexed hereto as Exhibit B-2."

2.   The definition of "Premises" and "Demised Premises set forth in Section
1.01 of the Lease as previously amended is hereby deleted and the following is substituted in its place:

"As used herein, the terms 'Premises' and 'Demised Premises' shall mean the Third Floor Space, the Pond Level Space, the NTI Space and the Tenneco Space, collectively."

3.   Add the following to Section 1.02 of the Lease as previously amended:

"Landlord and Tenant hereby agree and stipulate that for purposes of this Lease, the NTI Space consists of a total of 2,380 rentable square feet on the Second Floor of the Building which space is shown on the floor plan annexed hereto as Exhibit A-2 and hereby made a part hereof. Landlord and Tenant hereby agree and stipulate that for purposes of this

Lease, the Tenneco Space consists of a total of 3,260 rentable square feet on the Second Floor of the Building which space is shown on the floor plan annexed hereto as Exhibit B-2 and hereby made a part hereof.

4. Add the following as Section 1.03.2 of the Lease: "The term for which the NTI Space is leased pursuant to this Lease shall commence on April 1, 1997 and said term shall end on December 31, 2005.

5.   Add the following as Section 1.03.3 of the Lease:

"Landlord shall use good faith efforts to obtain exclusive possession of the Tenneco Space from the current occupant thereof by July 31, 1997 or earlier if possible. Promptly after obtaining exclusive possession of said space, Landlord shall deliver said space to Tenant. The term for which the Tenneco Space is leased pursuant to this Lease shall commence on the date on which Tenant takes possession of the Tenneco Space, and said term shall end on December 31, 2005. Promptly following the Tenneco Space Commencement Date, the Landlord shall send to Tenant a notice stating the Tenneco Space Commencement Date."

6. Insert the following at the end of Section 1.04(c): "With respect to the Tenneco Space, the Tenant shall not be obligated to pay fixed base rent until the 76th day after Landlord delivers exclusive possession of said space to Tenant, or the date Tenant occupies said space for the purpose of conducting business, whichever occurs earlier."

7.   Add the following as Section 1.04(e) of the Lease:

"The annual fixed base rent for the NTI Space shall be $49,980. Said fixed base rent for the NTI Space shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, except as otherwise set forth herein."

8.   Add the following as Section 1.04(f) of the Lease:

"The annual fixed base rent payable for the Tenneco Space during the four year period immediately following the Tenneco Space Commencement Date shall be $71,720. The annual fixed base rent payable for the Tenneco Space during the period from the end of said four year period through the end of the Lease shall be $74,980. Said fixed base rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, except as otherwise set forth herein."

9.   Add the following as Section 3.05:

"Tenant shall hire one or more contractor(s) for the purpose of performing the work in the Tenneco Space as set forth in the Work Letter, upon the terms and conditions specified in the Work Letter. Said contractors shall be subject to Landlord's approval, which shall not unreasonably be withheld."

10. In Section 5.01 of the Lease as previously amended by the Second Amendment, delete "$100,000" and insert instead "$125,000."

11.  Add the following as Section 6.06:

"For purposes of calculating Tenant's Proportionate share of increases in Real Estate Taxes for the NTI Space and the Tenneco Space, the Tax Base year shall mean the tax fiscal year of July 1, 1997 to June 30, 1998, and Tenant's Proportionate Share with respect to said two spaces shall be 9.25%."

12.  Delete Section 7.02(a) and insert the following in its place:

"For purposes of calculating Tenant's Proportionate Share of Operating Cost increases with respect to the Third Floor Space and the Pond Level Space, the term 'Base Year' shall mean the period from January 1, 1996 to December 31, 1996. For purposes of calculating Tenant's Proportionate Share of Operating Cost increases with respect to the NTI Space and the Tenneco Space, the term 'Base Year' shall mean the period from January 1, 1997 to December 31, 1997.

13. Delete the first sentence of Section 7.02(d) of the Lease and insert the following in its place:

"The term 'Tenant's Proportionate Share' for purposes of the Operating Cost Adjustment applicable to the Third Floor Space and the Pond Level Space shall be 34.41%. The term 'Tenant's Proportionate Share' for purposes of the Operating Cost Adjustment applicable to the NTI Space and the Tenneco Space shall be 9.25%."

14. Add the following at the end of Section 8.03 of the Lease as amended by the Second Amendment:

"Prior to the Commencement Date applicable to the Tenneco Space, Landlord shall use its best efforts to deliver to Tenant a standard Nondisturbance Agreement pertaining to said space. The substance of said Nondisturbance Agreement shall be as described in the third sentence of this Section."

15.  Add the following to Section 42.00 of the Lease as amended by the Second
Amendment:

     "(c) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the NTI Space as of

December 31, 2000 by providing Landlord with written notice no later than nine
(9) months prior to said date. In the event Tenant exercises said option to terminate, not later than October 31, 2000, Tenant shall pay $17,433.50 to Landlord.

     (d) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the Tenneco Space as of December 31, 2000 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate, not later than October 31, 2000, Tenant shall pay $55,313.60 to Landlord.

20. Delete Section 42.00 (d), (e) and (f) as set forth in the Second Amendment and insert instead the following:

     "(d) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the Third Floor Space as of June 30, 2003 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate as to the Third Floor Space, not later than April 30, 2003, Tenant shall pay $375,000 to Landlord.

     (e) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the Pond Level Space as of June 30, 2003 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate as to the Pond Level Space, not later than April 30, 2003, Tenant shall pay $35,000 to Landlord.

     (f) If Tenant has provided the $125,000 security deposit to the Landlord as provided for in Section 5.01, and Tenant exercises the early termination options described in Sections 42.00 (d) and (e) above, said security deposit shall be credited against the termination fees described in said sections."

16.  Add the following as Sections 42.00 (g) and (h):

     "(g) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the NTI Space as of June 30, 2003 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate as to said space, not later than April 30, 2003, Tenant shall pay $8,718.75 to Landlord.

     (h) Provided Tenant is not in default of its obligations pursuant to this Lease, Tenant shall have the option to terminate the Lease with respect to the Tenneco Space as of June 30, 2003 by providing Landlord with written notice no later than nine (9) months prior to said date. In the event Tenant exercises said option to terminate as to said space, not later than April 30, 2003, Tenant shall pay $28,539.71 to Landlord."

17.  Add the following as Section 53 of the Lease:

"Prior to the Commencement Date with respect to the Tenneco Space, Landlord shall provide to Tenant a certificate or existing written evidence from a qualified expert in the field of asbestos testing, abatement and remediation, confirming that there is no asbestos within or adjacent to the Tenneco Space."

18.  Add the following as Section 54 of the Lease:

"Landlord agrees that Tenant shall have the right to run cables from the Third Floor Space to the Tenneco Space for the purpose of connecting Tenant's telephone and computer systems as located within said two spaces, subject to Landlord's review and approval of Tenant's plans, which approval shall not unreasonably be withheld."

19.  Add the following as Section 6(f) of Exhibit D - Work Letter:

"Landlord shall provide Tenant an improvement allowance of $39,120 (the "Tenneco Space Improvement Allowance") for application against the cost of Tenant's Work (including all costs of permits, building fees, and architectural and engineering fees and costs) with respect to the fit-up of the Tenneco Space.
The Tenneco Space Improvement Allowance shall be payable in three equal payments, each within thirty days following receipt of an application for payment accompanied by a certification by Tenant's architect that the work has been completed in at least the following amounts: (1) 33%; (2) 66%; and (3) Substantially Complete as defined in Section 6(a). If requested by Tenant, portions of the Tenneco Space Improvement Allowance shall be paid directly by Landlord to contractors designated by Tenant, in the amounts stipulated and substantiated pursuant to the preceding sentence, and as may be subject to
Section 6(c) of the Work Letter."

20. The Limited Guarantee of Michael Loeb, attached to the Lease as Exhibit G is hereby released by Landlord. Simultaneously with the execution and delivery of this document, Tenant shall deliver to Landlord a Limited Guarantee executed by Michael Loeb in the form attached hereto as Exhibit G.

21. The parties recognize Rand Real Estate Services, Inc. as the broker who interested Tenant in the Tenneco Space. Landlord shall be responsible for the payment of any real estate commission which may be due and payable to said broker.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment to Lease as of the date first above written.

                              LANDLORD:
                              High Ridge Park Associates, LLC
                              By Winter Realty Corp.,
                                    Managing Member


                              By:   /s/ Robert N. Rich
                                  --------------------------------
                                    Robert N. Rich
                                    Its President


                              TENANT:
                              NewSub Services, Inc.


                              By:   /s/ Michael Loeb
                                  --------------------------------
                                    Michael Loeb
                                    Its President

                                   EXHIBIT G

                               LIMITED GUARANTEE


     This Limited Guarantee is executed by Michael Loeb in connection with that certain Lease from High Ridge Park Associates ("Landlord") to NewSub Services, Inc. ("Tenant") dated August 30, 1995 (the "Lease") as amended by the First Amendment to Lease, the Second Amendment to Lease and the Third Amendment to Lease, with respect to office space located on the third floor, pond level and second floor of Building Four, High Ridge Park, Stamford, Connecticut.

     In consideration of the execution of the above-referenced Lease and said Amendments by the Landlord, at the request of the undersigned and in reliance on the Guarantee, the undersigned hereby guarantees unto the Landlord, its successors and assigns, the prompt payment of all rent and additional rent and the performance of all of the terms, covenants and conditions set forth in the Lease and said Amendments subject to the limitations set forth below. The undersigned hereby consents to any extensions of time or changes in the manner of payment or performance of any of the terms and conditions of the Lease and said Amendments the Landlord may grant the Tenant, and further consents to the assignment of the Lease, and any modifications thereof, all without notice to the undersigned. The undersigned agrees to pay the Landlord all expenses, including reasonable attorneys' fees and disbursements, incurred in enforcing the obligations of the Tenant under the Lease and in enforcing this Guarantee, subject to the limitations set forth below.

     Notwithstanding anything to the contrary contained herein, the liability of the undersigned pursuant to this Guarantee is limited to the sum of $500,000. Said limitation is referred to herein as the "Guarantee Limit." Notwithstanding anything to the contrary contained herein, this Guarantee is subject to the further limitation that upon each anniversary of the Third Floor Commencement Date of the Lease, the Guarantee Limit shall be automatically reduced by $50,000 as long as the Tenant is in full conformance with the terms of the Lease at the time of said reduction. Accordingly, the first $50,000 reduction occurred on December 31, 1996. Article 5 of the Lease as amended by the Third Amendment to Lease provides that the Landlord shall release the undersigned from any further liability pursuant to this Guarantee at the end of the fifth year of the Lease (December 31, 2000) if the Tenant delivers to Landlord a cash security deposit in the amount of $125,000.

     IN WITNESS WHEREOF, the undersigned executed this Guarantee on July 17,
1997.


                                    /s/ Michael Loeb
                                    -----------------------------------------
                                    Michael Loeb

                           FOURTH AMENDMENT TO LEASE
                           -------------------------

     AGREEMENT made this 8/th/ day of January, 1999, between HIGH RIDGE PARK ASSOCIATES, LLC, acting herein by Winter Realty Corp., its Managing Member, and having its office at One Landmark Square, Stamford, Connecticut 06901 (the "Landlord"), and NEWSUB SERVICES, INC., a Connecticut Corporation having its principal office at Four High Ridge Park, Stamford, Connecticut 06905 ("Tenant").

                             W I T N E S S E T H:

     On August 30, 1995, Landlord and Tenant entered into a Lease Agreement (the "Lease") covering 14,358 rentable square feet on the third (3rd) floor of Building Four, High Ridge Park (hereinafter referred to as the "Initial Premises").

     WHEREAS, the Lease was amended to include an additional 530 rentable square feet on the 3rd floor of the Building pursuant to the First Amendment of Lease dated January 4, 1996, and

     WHEREAS, the Lease was amended to include an additional 6,104 rentable square feet on the Pond Level of the Building pursuant to the Second Amendment to Lease dated October 3, 1996, and

     WHEREAS, the Lease was amended to include an additional 5,640 rentable square feet on the Second Floor of the Building pursuant to the Third Amendment to Lease dated July 17, 1997, and

     WHEREAS, Tenant desires to lease an additional 362 rentable square feet on the Pond Level of the Building,

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, Landlord and Tenant agree to amend the Lease as follows:

1.   Article 1:

     a) Section 1.02: The term "Demised Premises" is hereby amended to include the Initial Premises (14,358 rsf), the Additional Premises (530 rsf), the Pond Level Premises (6,104 rsf), the Second Floor Premises (5,640 rsf) and the Additional Pond Level Premises (362 rsf), annexed hereto as Exhibit A-3.

     b)   Section 1.03:  Add the following:

          The term for which the Additional Pond Level Premises is leased shall be for a period of approximately seven (7) years, and shall commence on December 1, 1998 (the "Effective Date"), and continue through December 31, 2005 (the "Expiration Date").

     c)   Section 1.04:  Add the following as Section 1.04(g):

               Fixed Rent for the Additional Pond Level Premises is as follows:

                    Lease Amendment Years     SF Rate
                    ---------------------     -------

                              1-7             $20.00

     d)   Section 1.04:  Add the following as Section 1.04(h):

          Tenant's first twelve (12) months of fixed base rent only for the Additional Pond Level Premises shall be waived. Said free rent shall commence as of the Effective Date of this Lease Amendment.

          Promptly following the Effective Date for the Additional Pond Level Premises, Landlord shall send to Tenant a notice fixing the Effective Date.

2.   Article 3:  Add the following:

     3.06 Additional Pond Level Premises:

     Tenant shall take possession of the Additional Pond Level Premises in an "as-is" condition. Except as otherwise set forth in the Lease, Tenant shall demise the Premises in accordance with Exhibit A-3 and shall perform all improvements within the premises with Tenant's contractors, approved by the Landlord, at Tenant's cost and expense, and in accordance with Tenant's plans, approved in advance by the Landlord.

3.   Article 6 of the Lease is amended to additionally provide:

     As of the Effective Date, and with respect to the Additional Pond Level Premises only:

     (i)   The term "Tenant's Proportionate Share" shall be 0.59%.

     (ii)  The "Tax Base Year" shall be July 1, 1998 to June 30, 1999.

     (iii) The initial twelve (12) months of the Lease Term shall be without any increase for real estate tax escalations.

4.   Article 7 of the Lease is amended to additionally provide:

     As of the Effective Date, and with respect to the Additional Pond Level Premises only:

     (i) The term "Tenant's Proportionate Share" shall be 0.59%.

     (ii) The "Operating Base Year" shall be January 1, 1999 to December 31,
          1999.

     (iv) The initial twelve (12) months of the Lease Term shall be without any increase for operating expense escalations.

5.   Option to Terminate:

     Provided Tenant is not in default of its obligations pursuant to the Lease, Tenant shall have the option to terminate the term of Lease with respect to the Additional Pond Level Premises under the same terms and conditions as provided to Tenant for all previously leased space in Building Four.

6.   Exhibit E:

     Paragraph 2 of the Electricity Schedule shall be modified to reflect as of the Effective Date of this Amendment, that the Demised Premises includes a total of 26, 994 rentable square feet.

7.   Article 31.04 Broker:

     With respect to the Additional Pond Level Premises only, Landlord does not recognize that any Broker interested Tenant in these premises.

     Tenant represents and warrants that no broker interested Tenant in this transaction or in these Additional Premises, and Tenant shall hold Landlord harmless from the claim of any real estate broker or salesperson claiming to have interested or having been responsible for Tenant's execution of this Amendment.

8. Except as herein modified, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment of Lease to be executed as of the day and year first above written.


Signed, Sealed and Delivered
In the Presence of:                 LANDLORD:
                                    HIGH RIDGE PARK ASSOCIATES, LLC
                                    By:  Winter Realty Corp., Managing Member
/s/ Colleen Graham
---------------------------


/s/ Illegible                       /s/ Robert N. Rich
---------------------------         ---------------------------------------
                                    Robert N. Rich
                                    Its:  President


                                    TENANT:
                                    NEWSUB SERVICES, INC.
/s/ Kathy Santelle
---------------------------


Facilities Manager                  /s/ Kevin P. Manion
---------------------------         ---------------------------------------
                                    Kevin P. Manion
                                    Its:  Chief Financial Officer

                                   EXHIBIT F

                                   SITE PLAN
                          HIGH RIDGE PARK ASSOCIATES
                             STAMFORD, CONNECTICUT

                                     [map]

                                   EXHIBIT A

                              WESTINGHOUSE SPACE
                              FOUR HIGHRIDGE PARK
                                  3/RD/ FLOOR

                                 [floor plans]